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                                                                    EXHIBIT 4(x)








                                     AMENDED

                                       AND

                                    RESTATED

                              DECLARATION OF TRUST




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
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                                TABLE OF CONTENTS

                                                                                                 PAGE

ARTICLE 1:  INTERPRETATION AND DEFINITIONS..........................................................2
         Section 1.1       Interpretation and Definitions...........................................2

ARTICLE 2:  TRUST INDENTURE ACT....................................................................19
         Section 2.1       Trust Indenture Act; Application........................................19
         Section 2.2       Lists of Holders of the Securities......................................19
         Section 2.3       Reports by the Property Trustee.........................................20
         Section 2.4       Periodic Reports to the Property Trustee................................20
         Section 2.5       Evidence of Compliance with Conditions Precedent........................20
         Section 2.6       Trust Enforcement Events; Waiver........................................21
         Section 2.7       Trust Enforcement Event; Notice.........................................22

ARTICLE 3:  ORGANIZATION...........................................................................23
         Section 3.1       Name and Organization...................................................23
         Section 3.2       Office..................................................................23
         Section 3.3       Purpose.................................................................23
         Section 3.4       Authority...............................................................24
         Section 3.5       Title to Property of the Trust..........................................24
         Section 3.6       Powers and Duties of the Regular Trustees...............................25
         Section 3.7       Prohibition of Actions by the Trust and the Trustees....................28
         Section 3.8       Powers and Duties of the Property Trustee...............................29
         Section 3.9       Certain Duties and Responsibilities of the Property
                           Trustee.................................................................32
         Section 3.10      Certain Rights of Property Trustee......................................34
         Section 3.11      Delaware Trustee........................................................37
         Section 3.12      Execution of Documents..................................................37
         Section 3.13      Not Responsible for Recitals or Issuance of Securities..................37
         Section 3.14      Duration of Trust.......................................................38
         Section 3.15      Mergers.................................................................38
         Section 3.16      Compensation and Reimbursement..........................................40
         Section 3.17      Property Trustee May File Proofs of Claim...............................41
         Section 3.18      Registration Statement and Related Matters..............................42
         Section 3.19      Books and Records.......................................................43

ARTICLE 4:  THE SPONSOR............................................................................43
         Section 4.1       Responsibilities of the Sponsor.........................................43
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

         Section 4.2       Indemnification and Expenses of the Trustees............................44

ARTICLE 5:  THE HOLDERS OF THE COMMON SECURITIES...................................................44
         Section 5.1       Subordinated Deferrable Notes Issuer's Purchase of the
                           Common Securities.......................................................44
         Section 5.2       Covenants of the Subordinated Deferrable Notes Issuer...................45
         Section 5.3       Holder of the Common Securities.........................................45
         Section 5.4       Exchanges...............................................................46

ARTICLE 6:  THE TRUSTEES...........................................................................47
         Section 6.1       Number of Trustees......................................................47
         Section 6.2       Delaware Trustee; Eligibility...........................................47
         Section 6.3       Property Trustee; Eligibility...........................................48
         Section 6.4       Qualifications of the Regular Trustees Generally........................49
         Section 6.5       Initial Regular Trustees................................................49
         Section 6.6       Appointment, Removal and Resignation of the
                           Trustees................................................................49
         Section 6.7       Vacancies among Trustees................................................51
         Section 6.8       Effect of Vacancies.....................................................51
         Section 6.9       Meetings................................................................52
         Section 6.10      Delegation of Power by the Regular Trustees.............................52
         Section 6.11      Merger, Consolidation, Conversion or Succession to
                           Business................................................................53

ARTICLE 7:  TERMS OF THE SECURITIES................................................................53
         Section 7.1       General Provisions Regarding the Securities.............................53
         Section 7.2       Distributions...........................................................57
         Section 7.3       Redemption of Securities................................................59
         Section 7.4       Redemption Procedures...................................................62
         Section 7.5       Voting Rights of the Preferred Securities...............................64
         Section 7.6       Voting Rights of the Common Securities..................................67
         Section 7.7       Paying Agent............................................................69
         Section 7.8       Listing.................................................................69
         Section 7.9       Transfer of the Securities..............................................69
         Section 7.10      Mutilated, Destroyed, Lost or Stolen Certificates.......................71
         Section 7.11      Deemed Holders..........................................................71

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
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
         Section 7.12      Global Securities.......................................................72
         Section 7.13      Remarketing.............................................................75

ARTICLE 8:        DISSOLUTION AND TERMINATION OF THE TRUST.........................................78
         Section 8.1       Dissolution and Termination of the Trust................................78
         Section 8.2       Liquidation Distribution Upon Dissolution of the Trust..................79

ARTICLE 9:        LIMITATION OF LIABILITY OF HOLDERS OF THE
                  SECURITIES, THE DELAWARE TRUSTEE AND OTHERS......................................81
         Section 9.1       Liability...............................................................81
         Section 9.2       Exculpation.............................................................82
         Section 9.3       Fiduciary Duty..........................................................82
         Section 9.4       Indemnification.........................................................84
         Section 9.5       Outside Businesses......................................................85

ARTICLE 10:       ACCOUNTING.......................................................................85
         Section 10.1      Fiscal Year.............................................................85
         Section 10.2      Certain Accounting Matters..............................................85
         Section 10.3      Banking.................................................................86
         Section 10.4      Withholding.............................................................86

ARTICLE 11:       AMENDMENTS AND MEETINGS..........................................................87
         Section 11.1      Amendments..............................................................87
         Section 11.2      Meetings of the Holders of the Securities; Action by
                           Written Consent.........................................................90

ARTICLE 12:       REPRESENTATIONS OF THE PROPERTY
                  TRUSTEE AND THE DELAWARE TRUSTEE.................................................91
         Section 12.1      Representations and Warranties of the Property Trustee..................91
         Section 12.2      Representations and Warranties of the Delaware
                           Trustee.................................................................92

ARTICLE 13:       MISCELLANEOUS....................................................................93
         Section 13.1      Notices.................................................................93
         Section 13.2      Governing Law...........................................................95
         Section 13.3      Intention of the Parties................................................95
         Section 13.4      Headings................................................................95
         Section 13.5      Successors and Assigns..................................................95
         Section 13.6      Partial Enforceability..................................................95
         Section 13.7      Counterparts............................................................96


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                    AMENDED AND RESTATED DECLARATION OF TRUST

         This Amended and Restated Declaration of Trust of CMS Energy Trust III ("Declaration"), dated as of August 22, 2000, by and among CMS Energy Corpora-tion, a Michigan corporation, including any successors or assigns, as Sponsor, Alan M. Wright, an individual, and Thomas A. McNish, an individual, as the initial Regular Trustees, The Bank of New York, as the initial Property Trustee, and The Bank of New York (Delaware), as the initial Delaware Trustee, not in their individual capacities but solely as Trustees, and the Holders, from time to time, of the Securities representing undivided beneficial ownership interests in the assets of the Trust to be issued pursuant to this Declaration.

         WHEREAS, certain of the Trustees and the Sponsor established CMS Energy Trust III (the "Trust"), a business trust under the Business Trust Act, pursuant to a Declaration of Trust dated as of December 10, 1998, (the "Original Declaration") and a Certificate of Trust (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on December 10, 1998; and

         WHEREAS, the sole purpose of the Trust shall be to sell and issue certain securities representing undivided beneficial interests in the assets of the Trust, to invest the proceeds from such sales in the Subordinated Deferrable Notes issued by the Subordinated Deferrable Notes Issuer and to engage in only those activities necessary or incidental thereto; and

         WHEREAS, the parties hereto, by this Declaration, amend and restate each and every term and provision of the Original Declaration.

         NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the trustees hereby declare that all assets contributed to the Trust be held in trust for the benefit of the Holders, from time to time, of the Securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                    ARTICLE 1: INTERPRETATION AND DEFINITIONS

         Section 1.1 Interpretation and Definitions. Unless the context otherwise requires:

         (a)  capitalized terms used in this Declaration but not defined in the

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preamble above shall have the meanings assigned to them in this Section 1.1;

         (b) a term defined anywhere in this Declaration shall have the same meaning throughout;

         (c) all references to "the Declaration" or "this Declaration" shall be to this Declaration as modified, supplemented or amended from time to time;

         (d) all references in this Declaration to Articles, Sections, Recitals and Exhibits shall be to Articles and Sections of, or Recitals and Exhibits to, this Declaration unless otherwise specified;

         (e) unless otherwise defined in this Declaration, a term defined in the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), shall have the same meaning when used in this Declaration; and

         (f) a reference to the singular shall include the plural and vice versa, and a reference to any masculine form of a term shall include the feminine or neuter form of a term, as applicable.

         (g)  the following terms shall have the following meanings:

              "Adjusted Treasury Rate" means, with respect to any Cash Merger Event Early Redemption, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price at such date of Cash Merger Event Early Redemption, plus 2.50%.

              "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

              "Applicable Margin" shall mean the spread determined as set forth below, based on the prevailing rating of the subordinated notes of the Subordinated Deferrable Notes Issuer in effect at the close of business on the Business Day immediately preceding the date of a Failed Remarketing:

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
                           Prevailing Rating                  Spread
                           AA/"Aa"..........................  3.00%
                           A/"a"............................  4.00%
                           BBB/"Baa"........................  5.00%
                           Below BBB/"Baa"..................  7.00%

For purposes of this definition, the "prevailing rating" of the subordinated notes of the Subordinated Deferrable Notes Issuer shall be:

              (i) AA/ "Aa" if the subordinated notes of the Subordinated Deferrable Notes Issuer have a credit rating of AA or better by S&P and "Aa3" or better by Moody's or the equivalent of such ratings by such agencies or a comparable rating agency or comparable rating agencies selected by the Remarketing Agent (after consultation with the Company);

              (ii) if not under clause (i) above, then A/"a" if the subordinated notes of the Subordinated Deferrable Notes Issuer have a credit rating of A- or better by S&P and "A3" or better by Moody's or the equivalent of such ratings by such agencies or a comparable rating agency or comparable rating agencies selected by the Remarketing Agent (after consultation with the Company);

              (iii) if not under clauses (i) or (ii) above, then BBB/"Baa" if the subordinated notes of the Subordinated Deferrable Notes Issuer have a credit rating of BBB- or better by S&P and "Baa" or better by Moody's or the equivalent of such ratings by such agencies or a comparable rating agency or comparable rating agencies selected by the Remarketing Agent (after consultation with the Company); or

              (iv) if not under clauses (i) through (iii) above, then Below BBB/"Baa."

Notwithstanding the foregoing, (A) if (i) the credit rating of the subordinated notes of the Company by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing," or (ii) the credit rating of the subordinated notes of the Company by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain," or, in each case, on any successor list of S&P or Moody's with a comparable designation, the prevailing ratings of the subordinated notes of the Company shall be deemed to be within a range one full level lower in the above table than those actually assigned to the subordinated notes of the Company by Moody's and S&P and (B) if the subordinated

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notes of the Company are rated by only one rating agency on or before the
Remarketing Date, the prevailing rating shall at all times be determined without reference to the rating of any other rating agency; provided that if no such rating agency shall have in effect a rating for the subordinated notes of the Company, and the Remarketing Agent is unable to identify a comparable rating agency or rating agencies, as required above, the prevailing rating shall be Below BBB/ "baa."

         "Applicable Ownership Interest" shall mean, with respect to a PEPS Units and the U.S. treasury securities in the Treasury Portfolio, (A) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in such Treasury Portfolio that matures on or prior to August 15, 2003 and (B) for each scheduled interest payment date on the Subordinated Deferrable Notes after the Tax Event Redemption Date, a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security that matures on or prior to such date.

         "Applicable Principal Amount" shall mean either (A) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Subordinated Deferrable Notes corresponding to the aggregate stated liquidation amount of the Preferred Securities that are components of the PEPS Units on the Tax Event Redemption Date or (B) if the Tax Event Redemption Date occurs on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Subordinated Deferrable Notes corresponding to the aggregate stated liquidation amount of the Preferred Securities outstanding on such Tax Event Redemption Date.

         "Authorized Officer" of a Person shall mean any Person that is authorized to bind such Person.

         "Beneficial Owner" shall mean, with respect to a Global Security, a Person who is the beneficial owner of a book-entry interest in such Global Security as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

         "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York, New York or Delaware are authorized or required by law or executive order to remain closed.

         "Business Trust Act" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

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         "Cash Settlement" shall have the meaning specified in the Purchase
Contract Agreement.

         "Certificate" shall mean a Common Security Certificate or a Preferred Security Certificate.

         "Clearing Agency" shall mean an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of the Preferred Securities.

         "Closing Date" shall mean the date on which the Preferred Securities are initially issued and sold.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Declaration, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Declaration containing such reference.

         "Collateral Agent" shall mean The Chase Manhattan Bank.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Security" shall have the meaning specified in Section 7.1(a).

         "Common Security Certificate" shall mean a definitive certificate in fully registered form representing a Common Security, substantially in the form of Exhibit B hereto.

         "Company" shall mean CMS Energy Corporation, a Michigan corporation, the Sponsor, Subordinated Deferrable Notes Issuer, and the parent of the Trust.

         "Comparable Treasury Issue" means the United States treasury security selected by an Independent Investment Banker as having a maturity on August 15, 2003, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of trust preferred securities and corporate debt securities of comparable maturity.

         "Comparable Treasury Price" means, with respect to any date of Cash Merger Event Early Redemption:

         (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

         (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if The Bank of New York obtains fewer than three such Reference Treasury Dealer Quotations, the average of both such Reference Treasury Dealer Quotations.

         "Compounded Distributions" shall have the meaning specified in Section 7.2(b).

         "Corporate Trust Office" shall mean the principal office of the Property Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, 21 West, New York, New York 10286, Attn: Corporate Trust Services Division.

         "Covered Person" shall mean (A) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Sponsor, (ii) any Affiliate of the Sponsor, (iii) the Trust or (iv) any Affiliate of the Trust and
(B) any Holder.

         "Depositary" shall mean, with respect to Securities issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as depositary for such Securities, and initially shall be The Depository Trust Company.

         "Depositary Agreement" shall mean the agreement among the Trust, the Property Trustee and the Depositary dated as of the Closing Date, as the same may be amended or supplemented from time to time.

         "Depositary Participant" shall mean a member of, or participant in, the Depositary.

         "Direct Action" shall have the meaning specified in Section 3.8(e).

         "Distribution" shall mean a distribution payable to the Holders in accordance with Section 7.2.

         "Exchange Act" shall mean the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "Failed Remarketing" shall have the meaning specified in Section
7.13(h).

         "Fiscal Year" shall have the meaning specified in Section 10.1.

         "Foreign Person" shall mean any Person that is not a United States Person.

         "Global Certificate" shall have the meaning specified in Section
7.1(h).

         "Global Security" shall mean a global Preferred Security Certificate registered in the name of the Depositary or its nominee.

         "Guarantee" shall mean the Guarantee Agreement, dated as of August 22, 2000, of the Sponsor, as may be amended from time to time, in respect of the Preferred Securities.

         "Holder" shall mean any holder of Securities, as registered on the books and records of the Trust, such holder being a beneficial owner within the meaning of the Business Trust Act, provided that in determining whether the Holders of the requisite liquidation amount of Preferred Securities have voted on any matter provided for in this Declaration, then for the purpose of such determination only (and not for any other purpose hereunder), if the Preferred Securities remain in the form of one or more Global Securities and if the Depositary has sent an omnibus proxy to the Depositary Participants to whose accounts the Preferred Securities are credited on the record date, the term "Holders" shall mean such Depositary Participants acting at the direction of the Beneficial Owners.

         "Indemnified Person" shall mean any Trustee, any Affiliate of any Trustee, any Paying Agent, any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee, Affiliate of a Trustee or Paying Agent, or any officer, employee or agent of the Trust or any of its Affiliates.

         "Indenture" shall mean the indenture dated as of June 1, 1997 between the Subordinated Deferrable Notes Issuer and the Indenture Trustee (including the provisions of the Trust Indenture Act that are deemed incorporated therein), as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, pursuant to which the Subordinated Deferrable Notes are to be issued.

         "Indenture Event of Default" shall have the meaning given to the term "Event of Default" in the Indenture.

         "Indenture Trustee" shall mean The Bank of New York, in its capacity as trustee under the Indenture, until a successor is appointed thereunder, and thereafter shall mean such successor trustee.

         "Independent Investment Banker" means one of the "Reference Treasury Dealers" appointed by The Bank of New York after consultation with the Sponsor.

         "Investment Company" shall mean an investment company as defined in the Investment Company Act and the regulations promulgated thereunder.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "Legal Action" shall have the meaning specified in Section 3.6(f).

         "List of Holders" shall have the meaning specified in Section 2.2(a).

         "Majority in Liquidation Amount" shall mean, except as provided by the Trust Indenture Act, Holders of outstanding Securities, voting together as a single class, or, as the context may require, Holders of outstanding Preferred Securities or Holders of the outstanding Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities, Preferred Securities or Common Securities, as the case may be.

         "Make-Whole Price" shall mean, with respect to a Security that is to be redeemed early in a Cash Merger Event Early Redemption, an amount equal to the sum of

              (1)  100% of the stated liquidation amount of such Securities; and

              (2) as determined by an "Independent Investment Banker," the sum of the present values of the remaining scheduled payments of Distributions, assuming that the Securities would otherwise be redeemed on August 18, 2003, discounted to the date of Cash Merger Event Early Redemption on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the "Adjusted Treasury Rate,"

plus accumulated and unpaid distributions thereon to the date of the Cash Merger Event Early Redemption.

              "Moody's" shall mean Moody's Investors Service, Inc.

              "New York Stock Exchange" shall mean the New York Stock Exchange, Inc. or any successor thereto.

              "Officers' Certificate" shall mean, when delivered by the Trust, a certificate signed by a majority of the Regular Trustees of the Trust and, when delivered by the Sponsor, a certificate signed by (A) the Chairman of the Board, President or a Vice President of the Sponsor and (B) the Chief Financial Officer, the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Sponsor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include, where applicable:

              (i) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

              (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

              (iii) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Over-allotment Option" shall mean any over-allotment option contained in an underwriting agreement pursuant to which the PEPS Units are sold.

         "Paying Agent" shall have the meaning specified in Section 3.8(h).

         "Payment Amount" shall have the meaning specified in Section 7.2(c).

         "PEPS Units" shall mean a security consisting of a unit comprised of
(A) a purchase contract under which the holder of the unit will purchase from the Company, for $25 in cash, a certain number of shares of common stock, par value $.01 per share, of the Company and (B) beneficial ownership of a Preferred Security or Subordinated Deferrable Note, or in certain circumstances following the occurrence of a Tax Event, the appropriate Applicable Ownership Interest of the Treasury Portfolio.

         "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Pledge Agreement" shall mean the Pledge Agreement dated as of August 22, 2000 among the Company, the Collateral Agent, The Chase Manhattan Bank, as Securities Intermediary, and the Purchase Contract Agent.

         "Preferred Security" shall have the meaning specified in Section
7.1(a).

         "Preferred Security Certificate" shall mean a definitive certificate in fully registered form representing a Preferred Security, substantially in the form of Exhibit A.

         "Primary Treasury Dealer" shall mean a primary U.S. government securities dealer in New York City.

         "Property Account" shall have the meaning specified in Section 3.8(c)

         "Property Trustee" shall mean the Trustee meeting the eligibility requirements set forth in Section 6.3.

         "Pro Rata" shall mean pro rata to each Holder according to the aggregate liquidation amount of the Securities held by such Holder in relation to the aggregate liquidation amount of all Securities outstanding.

         "Purchase Contract Agent" shall mean The Bank of New York.

         "Purchase Contract Agreement" shall mean the Purchase Contract Agreement dated as of August 22, 2000 between the Company and The Bank of New York, as Purchase Contract Agent.

         "Purchase Contract Settlement Date" shall mean August 18, 2003.

         "Quorum" shall mean a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.

         "Quotation Agent" shall mean (A) Morgan Stanley & Co. Incorporated and any respective successor, provided that if Morgan Stanley & Co. Incorporated or any respective successor ceases to be a Primary Treasury Dealer, the Sponsor shall substitute another Primary Treasury Dealer therefor or (B) any other Primary Treasury Dealer selected by the Sponsor.

         "Redemption Amount" shall mean, for each Subordinated Deferrable Note, the product of the principal amount of such Subordinated Deferrable Note and a fraction, the numerator of which shall be the Treasury Portfolio Purchase Price and the denominator of which shall be the Applicable Principal Amount.

         "Redemption/Distribution Notice" shall have the meaning specified in
Section 7.4(a).

         "Redemption Price" shall mean the amount for which the Securities will be redeemed, which amount will equal, (i) in the case of a Cash Merger Event Redemption, the Make-Whole Prize, and (ii) in the case of all other redemptions, the lesser of (i) the redemption price paid by the Subordinated Deferrable Notes Issuer to repay or redeem, in whole or in part, the Subordinated Deferrable Notes held by the Trust plus an amount equal to accumulated and unpaid Distributions on such Securities through the date of their redemption or (ii) the amount received by the Trust in respect of the Subordinated Deferrable Notes so repaid or redeemed.

         "Reference Treasury Dealer" means, for the trust preferred securities, each of Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Donaldson, Lufkin & Jenrette Securities Corporation and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. government securities dealer in New York City ( a "primary treasury dealer"), the Sponsor shall substitute therefor another primary treasury dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each

Reference Treasury Dealer and any date of Cash Merger Event Early Redemption, the average, as determined by The Bank of New York, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

         "Regular Trustee" shall mean any trustee of the Trust other than the Property Trustee and the Delaware Trustee.

         "Remarketing" shall mean the operation of the procedures for remarketing specified in Section 7.13.

         "Remarketed Securities" shall mean (i) so long as the Trust has not been dissolved, the Preferred Securities or (ii) if the Trust has been dissolved, the Subordinated Deferrable Notes.

         "Remarketing Agent" shall mean Morgan Stanley & Co. Incorporated or if the Remarketing Agent is removed or resigns, any successor remarketing agent selected by the Sponsor.

         "Remarketing Agreement" shall mean the Remarketing Agreement dated as of August 22, 2000 among the Company, the Trust and the Remarketing Agent.

         "Remarketing Date" shall mean the third Business Day preceding August 22, 2003.

         "Remarketing Settlement Date" shall mean the date, if any, on which the settlement of the Remarketed Securities has occurred through the normal settlement procedures in effect at such time of the Depositary or any successor Depositary.

         "Reset Rate" shall mean the distribution rate per annum, as deter mined by the Remarketing Agent, that results from the Remarketing pursuant to Section 7.13.

         "Responsible Officer" shall mean, with respect to the Property Trustee, any officer with direct responsibility for the administration of this Declaration and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred due to that officer's knowledge of and familiarity with the particular subject.

         "Rule 3a-5" shall mean Rule 3a-5 under the Investment Company Act or any successor rule thereunder.

         "S&P" shall mean Standard & Poor's Corporation.

         "Scheduled Remarketing Settlement Date" shall mean the date, if any, on which the settlement of the Remarketed Securities is scheduled to occur.

         "Securities" shall mean the Common Securities and the Preferred Securities.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor legislation.

         "Security Registrar" shall have the meaning specified in Section 7.9(a)(iv).

         "66 2/3% in Liquidation Amount" shall mean Holders of outstanding Securities, voting together as a single class, or, as the context may require, Holders of outstanding Preferred Securities voting separately as a class, who are the record owners of 66 2/3% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities or Preferred Securities, as the case may be.

         "Sponsor" shall mean CMS Energy Corporation, a Michigan corporation, or any successor entity in a merger, consolidation, conversion, amalgamation or replacement by or conveyance, transfer or lease of its properties substantially as an entirety, in its capacity as sponsor of the Trust.

         "Subordinated Deferrable Notes" shall mean the series of Subordinated Deferrable Notes to be issued by the Subordinated Deferrable Notes Issuer under the Indenture and to be purchased by the Trust and held by the Property Trustee.

         "Subordinated Deferrable Notes Issuer" shall mean CMS Energy Corporation, a Delaware corporation, or any successor entity in a merger, consolidation, conversion, amalgamation or replacement by or conveyance, transfer or lease of its properties substantially as an entirety, in its capacity as issuer of the Subordinated Deferrable Notes under the Indenture.

         "Successor Delaware Trustee" shall have the meaning specified in
Section 6.6(b).

         "Successor Entity" shall have the meaning specified in Section 3.15(b)(i).

         "Successor Property Trustee" shall have the meaning specified in
Section 6.6(b).

         "Successor Security" shall have the meaning specified in Section 3.15(b)(i)(B).

         "Supermajority" shall have the meaning specified in Section 2.6(a)(ii).

         "Tax Event" shall mean the receipt by the Sponsor and the Trust of an opinion of a law firm having a nationally recognized tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the Closing Date, there is more than an insubstantial increase in the risk that (i) the Trust is, or within 90 days of the date of such opinion will be, subject to United States federal income tax with respect to income received or accrued on the Subordinated Deferrable Notes, (ii) interest payable by the Subordinated Deferrable Notes Issuer on the Subordinated Deferrable Notes is not, or within 90 days of the date of such opinion will not be, deductible by the Subordinated Deferrable Notes Issuer, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or within 90 days of the date of such opinion will be, subject to more than a deminimis amount of other taxes, duties or other governmental charges.

         "Tax Event Redemption" shall mean that a Tax Event has occurred and is continuing and the Subordinated Deferrable Notes have been called for redemption pursuant to the Indenture.

         "Tax Event Redemption Date" shall mean the date of the Tax Event Redemption, if any, specified by the Subordinated Deferrable Notes Issuer.

         "10% in Liquidation Amount" shall mean, except as provided by the Trust Indenture Act, Holder(s) of outstanding Securities, voting together as a single class, or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities, voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

         "Termination Event" shall have the meaning set forth in Section 1.1 of the Purchase Contract Agreement.

         "Treasury PEPS Units" shall mean a PEPS Units with respect to which Treasury Securities have been substituted for the Preferred Securities or Applicable Ownership Interest of the Treasury Portfolio component, as applicable.

         "Treasury Portfolio" shall mean, with respect to the Applicable Principal Amount of Subordinated Deferrable Notes, a portfolio of zero-coupon U.S. treasury securities consisting of (i) principal or interest strips of U.S. treasury securities that mature on or prior to the Purchase Contract Settlement Date in an aggregate amount at maturity equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Subordinated Deferrable Notes that occurs after the Tax Event Redemption Date, principal or interest strips of U.S. treasury securities that mature on or prior to such date in an aggregate amount at maturity equal to the aggregate interest payment that would have been due on the Applicable Principal Amount of the Subordinated Deferrable Notes on such date.

         "Treasury Portfolio Purchase Price" shall mean the lowest aggregate price quoted by a Primary Treasury Dealer, to the Quotation Agent on the third Business Day preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement the Tax Event Redemption Date.

         "Treasury Regulations" shall mean the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Department of the Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Treasury Securities" shall mean zero-coupon U.S. Treasury Securi ties (CUSIP Number 912820BG1) with a principal amount at maturity equal to $1,000 and maturing on August 15, 2003, the business day preceding the Purchase Contract Settlement Date.

         "Trust" shall have the meaning specified in the Recitals hereto.

         "Trust Enforcement Event" in respect of the Securities shall mean that an Indenture Event of Default has occurred and is continuing in respect of the Subordinated Deferrable Notes.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

         "Trustee" or "Trustees" shall mean each Person that has signed this Declaration as a trustee, so long as such Person continues in office in accordance with the terms hereof, and all other Persons that from time to time may be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

         "Two-Year Benchmark Treasury Rate" shall mean the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date for direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Subordinated Deferrable Notes, as agreed upon by the Company and the Remarketing Agent in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Remarketing Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Remarketing Agent (after consultation with the Company) is appropriate. If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury Rate shall be, as calculated by the Remarketing Agent, the yield to maturity for the Preferred Securities, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company) (which may include the Remarketing Agent or an affiliate thereof).

         "United States Person" shall mean a United States person for United States federal income tax purposes.

         "Underwriting Agreement" shall mean the Underwriting Agreement dated as of August 16, 2000 among the Trust, the Sponsor and the underwriters named therein.

                         ARTICLE 2: TRUST INDENTURE ACT

         Section 2.1    Trust Indenture Act; Application.

         (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and, to the extent applicable, shall be governed by such provisions.

         (b) The Property Trustee shall be the only Trustee that is a trustee for the purposes of the Trust Indenture Act.

         (c) If and to the extent that any provision of this Declaration conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties of the Trust Indenture Act shall control.

         (d) The application of the Trust Indenture Act to this Declaration shall not affect the Trust's classification as a grantor trust for United States federal income tax purposes and shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

         Section 2.2    Lists of Holders of the Securities.

         (a) Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide the Property Trustee a list of the names and addresses of the Holders of the Securities in such form as the Property Trustee may reasonably require ("List of Holders") (i) as of the record date relating to the payment of any Distribution, at least one Business Day prior to the date for payment of such Distribution, except while the Preferred Securities are represented by one or more Global Securities, and (ii) at any other time, within 30 days of receipt by the Trust of a written request from the Property Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is provided to the Property Trustee. If at any time the List of Holders does not differ from the most recent List of Holders provided to the Property Trustee by the Sponsor and the Regular Trustees on behalf of the Trust, then neither the Sponsor nor the Regular Trustees shall be obligated to deliver such List of Holders. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders provided to it or that it receives in its capacity as Paying Agent (if acting in such capacity); provided that the Property Trustee may destroy any List of Holders previously provided to it on receipt of a new List of Holders.

         (b) The Property Trustee shall comply with its obligations under, and shall be entitled to the benefits of, Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

         Section 2.3    Reports by the Property Trustee.

             Within 60 days after June 15 of each year (commencing with the year of the first anniversary of the issuance of the Preferred Securities), the Property Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee also shall comply with the requirements of Section 313(d) of the Trust Indenture Act. The Sponsor shall promptly notify the Property Trustee when any Preferred Securities are listed for trading on any stock exchange and any delisting thereof.

         Section 2.4    Periodic Reports to the Property Trustee.

             Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Compliance certificates required by Section 314(a)(4) of the Trust Indenture
Act shall be delivered to the Property Trustee annually on or before 120 days after the end of each fiscal year of the Sponsor.

         Section 2.5    Evidence of Compliance with Conditions Precedent.

             Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         Section 2.6    Trust Enforcement Events; Waiver.


         (a) The Holders of a Majority in Liquidation Amount of the Preferred Securities may waive, by vote or written consent, on behalf of the Holders of all of the Preferred Securities, any past Trust Enforcement Event in respect of the Preferred Securities and its consequences, provided that if the underlying Indenture Event of Default:

             (i)  is not waivable under the Indenture, then the Trust

         Enforcement Event under this Declaration also shall not be waivable;
         and

             (ii) requires the vote or consent of the holders of greater than a majority in principal amount of the Subordinated Deferrable Notes (a "Supermajority") to be waived under the Indenture, the related Trust Enforcement Event under this Declaration only may be waived by the vote or written consent of the Holders of at least the same Supermajority in aggregate stated liquidation amount of the Preferred Securities outstanding.

The foregoing provisions of this Section 2.6 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act, and Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such Trust Enforcement Event in respect of the Preferred Securities shall be deemed to have been cured for every purpose of this Declaration and the Preferred Securities, but no such waiver shall extend to any subsequent or other Trust Enforcement Event with respect to the Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Preferred Securities of a Trust Enforcement Event with respect to the Preferred Securities also shall be deemed to constitute a waiver by the Holders of the Common Securities of any such Trust Enforcement Event with respect to the Common Securities for all purposes of this Declaration without any further act, vote or consent of the Holders of the Common Securities.

         (b) The Holders of the Common Securities may waive, by vote or written consent, any past Trust Enforcement Event in respect of the Common Securities and its consequences, provided that if the underlying Indenture Event of Default is not waivable under the Indenture, then, except where the Holders of the Common Securities have been deemed to have waived such Trust Enforcement as provided below in this Section 2.6(b), the related Trust Enforcement Event under this Declaration also shall not be waivable. The Holders of the Common Securities shall be deemed to have waived any and all Trust Enforcement Events in respect of the Common Securities and the consequences thereof until all Trust Enforcement Events in respect of the Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events in respect of the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall be deemed to be acting solely on behalf of the Holders of the Preferred Securities, and only the Holders of the Preferred Securities shall have the right to direct the Property Trustee. The foregoing provisions of this Section 2.6(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act, and Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this

Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such cure, waiver or other elimination, any Trust Enforcement Event in respect of the Common Securities shall be deemed to have been cured for every purpose of this Declaration and the Common Securities, but no such waiver shall extend to any subsequent or other Trust Enforcement Event with respect to the Common Securities or impair any right consequent thereon.

         (c) A waiver of an Indenture Event of Default under the Indenture by the Property Trustee at the direction of the Holders of the Preferred Securities shall constitute a waiver of the corresponding Trust Enforcement Event under this Declaration. Any such waiver by the Holders of the Preferred Securities also shall be deemed to constitute a waiver by the Holders of the Common Securities of any such Trust Enforcement Event with respect to the Common Securities for all purposes of this Declaration without any further act, vote or consent of the Holders of the Common Securities. The foregoing provisions of this Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act, and Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

         Section 2.7    Trust Enforcement Event; Notice.

         (a) Within 90 days after the occurrence of a Trust Enforcement Event actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit by mail, first class postage prepaid, to the Holders of the Securities, notice of such Trust Enforcement Event, unless such Trust Enforcement Event has been cured before the giving of such notice; provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Subordinated Deferrable Notes, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

         (b) The Property Trustee shall not be deemed to have knowledge of any Trust Enforcement Event except for:

             (i)   a default under Section 501(1) and (2) of the Indenture; or

             (ii) any default as to which the Property Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of this Declaration shall have actual knowledge.

                             ARTICLE 3: ORGANIZATION

         Section 3.1    Name and Organization.

              The Trust hereby continued is named "CMS Energy Trust III," as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of the Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

         Section 3.2    Office.

              The address of the principal office of the Trust is c/o CMS Energy Corporation, Fairlane Plaza, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126. On ten Business Days' written notice to the Holders of the Securities, the Regular Trustees may designate another principal office.

         Section 3.3    Purpose.

              The exclusive purposes and functions of the Trust are (a) to issue and sell the Securities, (b) to use the gross proceeds from such sale to acquire the Subordinated Deferrable Notes and (c) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified as a grantor trust for United States federal income tax purposes.

              By the acceptance of this Trust, none of the Trustees, the Sponsor, the Holders of the Preferred Securities or the Common Securities or the Beneficial Owners of the Preferred Securities will take any position that is contrary to the classification of the Trust as a grantor trust for United State federal income tax purposes.

         Section 3.4    Authority.


         (a) Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive authority to carry out the purposes of the Trust. Any action taken by the Regular Trustees in accordance with their powers shall constitute the act of and shall serve to bind the Trust, and any action taken by the Property Trustee in accordance with its powers shall constitute the act of and shall serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

         (b) Except as expressly set forth in this Declaration and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by or with the consent of any one such Regular Trustee.

         (c) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Business Trust Act or applicable law, any Regular Trustee may delegate to any other natural person over the age of 21, by power of attorney consistent with applicable law, his or her power for the purposes of signing any documents that the Regular Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6.

         Section 3.5    Title to Property of the Trust.

              Except as provided in Section 3.8 with respect to the Subordinated Deferrable Notes and the Property Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders of the Securities shall not have legal title to any part of the assets of the Trust but shall have undivided beneficial ownership interests in the assets of the Trust.

         Section 3.6    Powers and Duties of the Regular Trustees.

              The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

         (a) to issue and sell the Securities in accordance with this Declaration; provided that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities; and provided further that there shall be no interests in the Trust other than the Securities, and the issuance of the Securities shall be limited to a one-time, simultaneous issuance of both Preferred Securities and Common Securities on the Closing Date, subject to the issuance of additional Securities pursuant to the exercise of any Over-allotment Option;

         (b) to acquire the Subordinated Deferrable Notes with the proceeds of the sale of the Securities; provided that the Regular Trustees shall cause legal title to the Subordinated Deferrable Notes to be held of record in the name of the Property Trustee for the benefit of the Holders of the Securities;

         (c) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Tax Event; provided that the Regular Trustees shall consult with the Sponsor and the Property Trustee before taking or refraining from taking any action in relation to any such Tax Event;

         (d) to establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of the Securities as to such actions and applicable record dates;

         (e) to take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of this Declaration;

         (f) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

         (g) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors and consultants to conduct only those services that the Regular Trustees have authority to conduct directly, and to pay reasonable compensation for such services, provided that any Person so employed or engaged is a United States Person;

         (h) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

         (i)  to give to the Property Trustee the certificate required by
Section 314(a)(4) of the Trust Indenture Act, which certificate may be executed by any Regular Trustee;

         (j) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

         (k) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

         (l) to take all action that may be necessary or appropriate for the preservation and continuation of the Trust's valid existence, rights, franchise and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Securities or to enable the Trust to effect the purposes for which it was created;

         (m) to take any action not inconsistent with applicable law that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the purposes and functions of the Trust as set forth in Section 3 or the activities of the Trust as set forth in this Section 3.6, including:

              (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

              (ii) causing the Trust to be classified as a grantor trust for United States federal income tax purposes; and

              (iii) cooperating with the Subordinated Deferrable Notes Issuer to ensure that the Subordinated Deferrable Notes will be treated as indebtedness of the Subordinated Deferrable Notes Issuer for United States federal income tax purposes;

         (n) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed;

         (o) to prepare, execute and file a certificate of cancellation pursuant to Section 8.1(b);

         (p) in connection with the issuance of the Preferred Securities, to execute, deliver and perform the Depositary Agreement on behalf of the Trust;

         (q) if and to the extent that the Sponsor on behalf of the Trust has not already done so, to cause the Trust to enter into the Underwriting Agreement and/or such other agreements and arrangements as may be necessary or desirable in connection with the sale of the Preferred Securities to the initial purchasers thereof and the consummation thereof, and to take all action, and exercise all discretion, as may be necessary or desirable in connection with the consummation thereof; and

         (r) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

         The Regular Trustees shall exercise the powers set forth in this
Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall have no power to, and shall not, take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

         Subject to this Section 3.6, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

         Any expenses incurred by the Regular Trustees pursuant to this Section
3.6 shall be reimbursed by the Subordinated Deferrable Notes Issuer.

         Section 3.7    Prohibition of Actions by the Trust and the Trustees.

         (a) The Trust shall not, and the Trustees (including the Property Trustee) shall cause the Trust not to, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

             (i) invest any proceeds received by the Trust in connection with its ownership of the Subordinated Deferrable Notes, but the Property Trustee shall distribute all such proceeds to the Holders of the Securities pursuant to the terms of this Declaration and of the Securities;

             (ii)   acquire any assets other than as expressly provided herein;

             (iii)  possess property for any purpose other than a Trust purpose;

             (iv)   make any loans or incur any indebtedness;

             (v) possess any power or otherwise act in such a way as to vary the Trust's assets;

             (vi) possess any power or otherwise act in such a way as to vary the terms of the Securities in any way whatsoever (except to the extent expressly authorized in this Declaration or by the terms of the Securities);

             (vii) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities;

             (viii) other than as provided in this Declaration, (A) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee with respect to the Subordinated Deferrable Notes, (B) waive any past default that is waivable under the Indenture, (C) exercise a right to rescind or annul any declaration that the principal of all the Subordinated Deferrable Notes shall be due and payable or
         (D) consent to any amendment, modification or termination of the Indenture or the Subordinated Deferrable Notes where such consent is required, unless the Trust has received an opinion of counsel to the effect that such modification will not cause more than an insubstantial increase in the risk that the Trust will not be classified as a grantor trust for United States federal income tax purposes;

             (ix) take any action inconsistent with the status of the Trust as grantor trust for United States federal income tax purposes;

             (x) revoke any action previously authorized or approved by vote of the Holders of the Preferred Securities; or

             (xi) after the date hereof, enter into any contract or agreement (other than any depositary agreement or any agreement with any securities exchange or automated quotation system) that does not expressly provide that the Holders of Preferred Securities, in their capacities as such, have limited liability (in accordance with the provisions of the Business Trust Act) for the liabilities and obligations of the Trust, which express provision shall be in substantially the following form:

             The Holders of the Preferred Securities, in their capacities as such, shall not be personally liable for any liabilities or obligations of the Trust arising out of this Agreement, and the parties hereto hereby agree that the Holders of the Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         Section 3.8    Powers and Duties of the Property Trustee.

         (a) The legal title to the Subordinated Deferrable Notes shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Trust and the Holders of the Securities. The right, title and interest of the Property Trustee to the Subordinated Deferrable Notes shall vest automatically in each Person that hereafter may be appointed as Property Trustee in accordance with Section 6.6. To the fullest extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Subordinated

Deferrable Notes have been executed and delivered.

         (b) The Property Trustee shall not transfer its right, title and interest in the Subordinated Deferrable Notes to the Regular Trustees nor to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

         (c) The Property Trustee shall:

             (i) establish and maintain a segregated non-interest bearing trust account (the "Property Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Subordinated Deferrable Notes, deposit such funds into the Property Account and make payments to the Holders of the Securities from the Property Account in accordance with Section 7.2. Funds in the Property Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Account shall be an account that is maintained with a banking institution, the rating on whose long-term unsecured indebtedness is at least equal to the rating assigned to the Company's subordinated notes by a "nationally recognized statistical rating organization" within the meaning of Rule 436(g)(2) under the Securities Act;

             (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Securities to the extent the Subor dinated Deferrable Notes are redeemed or mature;

             (iii) upon written direction by the Sponsor to dissolve the Trust, to engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Subordinated Deferrable Notes to the Holders of the Securities in exchange for the Securities; and

             (iv)   be a United States Person.

         (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Declaration and the Securities.

         (e) The Property Trustee shall take any Legal Action that arises out of or in connection with (i) a Trust Enforcement Event of which a Responsible Officer of the Property Trustee has actual knowledge or (ii) the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act; provided that if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Subordinated Deferrable Notes Issuer to make payments on the Subordinated Deferrable Notes on the date such interest or principal is otherwise

Section 3.3, and the Property Trustee shall have no power to, and shall not, take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

         Section 3.9 Certain Duties and Responsibilities of the Property
Trustee.

         (a) The Property Trustee, before the occurrence of any Trust Enforcement Event and after the cure or waiver of all Trust Enforcement Events that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration, and no implied covenants shall be read into this Declaration against the Property Trustee. If a Trust Enforcement Event has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration and shall use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of a Trust Enforcement Event and after the cure or waiver of all such Trust Enforcement Events that may have occurred:

                           (A) the duties and obligations of the Property
                  Trustee shall be determined solely by the express provisions of this Declaration, and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property
                  Trustee, the Property Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of this Declaration (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

                  (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it has been proven that the Property Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it without negligence, in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

                  (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

                  (v) the Property Trustee's sole duty with respect to the custody, safe-keeping and physical preservation of the Subordinated Deferrable Notes and the Property Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

                  (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Subordi nated Deferrable Notes or the payment of any taxes or assessments levied thereon or in connection therewith;

                  (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it otherwise may agree with the Sponsor.

         Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

                  (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor.

         Section 3.10 Certain Rights of Property Trustee.

         (a) Subject to the provisions of Section 3.9:

                  (i) The Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Sponsor contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may request, in the absence of bad faith on its part, and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor.

                  (iv) The Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof.

                  (v) The Property Trustee may consult with counsel of its choice or other experts, and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Sponsor or any of its Affiliates and may include any of its employees. The

         Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction.

                  (vi) The Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder of Securities, unless such Holder of Securities has provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee; provided that nothing contained in this Section 3.10(a) shall be taken to relieve the Property Trustee, upon the occurrence of an Indenture Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration.

                  (vii) The Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Sponsor, personally or by agent or attorney at the sole cost of the Sponsor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (viii) The Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys, provided that any such action (other than ministerial action) executed or performed by such agent or attorney is executed or performed by an agent or an attorney that is a United States Person, and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action, and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be evidenced conclusively by the Property Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (A) may request instructions from the Holders of the Securities, which instructions only may be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under this Declaration in respect of such remedy, right or action, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (xi) Except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration.

                  (xii) The Property Trustee shall not be liable for any action taken, suffered or omitted to be taken by it without negligence, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Declaration.

                  (xiii) the Property Trustee shall not be deemed to have notice of any Indenture Event of Default or Trust Enforcement Event unless a Responsible Officer of the Property Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Property Trustee at the Corporate Trust Office of the Property Trustee, and such notice references the Trust Preferred Securities and this Declaration.

         (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

         Section 3.11 Delaware Trustee.

                  Notwithstanding any other provision of this Declaration other than Section 6.2, the Delaware Trustee shall not be entitled to exercise any powers of, nor shall the Delaware Trustee have any of the duties and responsibilities of, the trustees described in this Declaration. Except as set forth in Section 6.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the require ments of Section 3807(a) of the Business Trust Act and shall be a United States Person. If the Property Trustee, meeting the requirements of Section 6.2, also acts as Delaware Trustee, this
Section 3.11 shall not apply.

         Section 3.12 Execution of Documents.

                  Except as otherwise required by the Business Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to execute pursuant to Section 3.6.

         Section 3.13 Not Responsible for Recitals or Issuance of Securities.

                  The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration, the Securities, the Subordinated Deferrable Notes or the Indenture.

         Section 3.14 Duration of Trust.

                  The Trust shall exist until dissolved pursuant to the provisions of Article 8 hereof.

         Section 3.15 Mergers.

         (a) The Trust may not consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Section 3.15(b) and (c) or Section 8.2.

         (b) At the request of the Sponsor and with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Preferred Securities, the Delaware Trustee or the Property Trustee, the Trust may consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any state; provided that:

                  (i) if the Trust is not the successor entity, such successor entity (the "Successor Entity") either:

                           (A) expressly assumes all of the obligations of the Trust with respect to the Securities; or

                           (B) substitutes for the Securities other securities having substantially the same terms as the Securities (the "Successor Securities"), so long as such Successor Securities rank the same as the Securities with respect to Distributions and payments upon liquidation, redemption and otherwise;

                  (ii) the Subordinated Deferrable Notes Issuer expressly appoints a trustee of such Successor Entity that possesses the same powers and duties as the Property Trustee as the holder of the Subordinated Deferrable Notes;

                  (iii) the Preferred Securities or any Successor Securities are or, upon notification of issuance will be, listed on any national securities ex change or with any other organization on which the Preferred Securities are then listed or quoted;

                  (iv) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

                  (v) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect;

                  (vi) such Successor Entity has a purpose substantially identical to that of the Trust;

                  (vii) prior to such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, the Sponsor has received an opinion of independent counsel to the Trust experienced in such matters to the effect that:

                           (A) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect;

                           (B) following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, neither the Trust nor such Successor Entity will be required to register as an Investment Company under the Investment Company Act; and

                           (C) following such consolidation, conversion, amalgamation or merger, replacement, conveyance, transfer or lease, the Trust (or such Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

                  (viii) the Sponsor or any permitted successor or assignee owns all of the common securities of such Successor Entity and guarantees the obligations of such Successor Entity under the Successor Securities, at least to the extent provided by the Guarantee; and

                  (ix) such Successor Entity expressly assumes all of the obligations of the Trust.

         (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in aggregate liquidation amount of the Securities, consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate with, amalgamate, merge with or into, or replace it, if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or any successor Entity to be classified as other than a grantor trust for United States federal income tax purposes or would cause each Holder of Securities not to be treated as owning an undivided beneficial ownership interest in the Subordinated Deferrable Notes.

         Section 3.16 Compensation and Reimbursement.

                  The Sponsor agrees to pay each of the Trustees from time to time such compensation for all services rendered by such Trustee hereunder as the Sponsor and such Trustee may agree upon from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). To the fullest extent permitted by law the parties intend that Section 3561 of Title 12 of the Delaware Code shall not apply to the Trust and that compensation paid pursuant to this
Section 3.16 not be subject to review by any court under Section 3560 of Title 12 of the Delaware Code.

         Section 3.17 Property Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Securities are then due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee has made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Securities (or, if the Securities are original issue discount securities, such portion of the liquidation amount as may be specified in the terms of such securities) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders of the Securities allowed in such judicial proceeding; and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Property Trustee and, in the event the Property Trustee consents to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

         Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization, arrangement, adjustment or compensation affecting the Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder of Securities in any such proceeding.

         Section 3.18 Registration Statement and Related Matters.

                  In accordance with the Original Declaration, the Sponsor was authorized (a) to prepare and file with the Commission and execute, in each case on behalf of the Trust, (i) a Registration Statement on Form S-3 (Registration Nos. 333-68937 and 333-68937-01) (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments thereto, relating to the registration under the Securities Act of the Preferred Securities and certain other securities of the Sponsor and (ii) if the Sponsor deemed it desirable, a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities under Section 12 of the Exchange Act; (b) if the Sponsor deemed it desirable, to prepare and file with New York Stock Exchange, Inc. or any other automated quotation system, exchange or over-the-counter market (collectively, the "Exchanges") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any Exchange; (c) to prepare and file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, deemed necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, deemed necessary or desirable; (d) to negotiate the terms of and execute on behalf of the Trust the Underwriting Agreement; and (e) to execute and deliver on behalf of the Trust letters or documents to, or instruments for filing with, the Clearing Agency relating to the Preferred Securities. In the event that any filing referred to in clauses (a)-(c) above is required by the rules and regulations of the Commission, any Exchange, the National Association of Securities Dealers, Inc. or state securities or blue sky laws, to be executed on behalf of the Trust by the Regular Trustees, the Regular Trustees, in their capacities as Trustee of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, each Regular Trustee, solely in its capacity as Trustee of the Trust, has constituted and appointed, and hereby confirms the appointment of Alan M. Wright and Thomas A. McNish, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for such Trustee or in such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Notwithstanding anything in this Section 3.18 to the contrary, no Foreign Person (acting in its capacity as attorney-in-fact or agent of any Foreign Person) shall be authorized to take or perform any action on behalf of the Trust pursuant to this Section 3.18 at any time on or after the Closing Date.

         Section 3.19 Books and Records.

                  The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by each Holder of Preferred Securities or any authorized representative of such Holder for any purpose reason ably related to the Holder's interest in the Trust during normal business hours.

                             ARTICLE 4: THE SPONSOR

         Section 4.1 Responsibilities of the Sponsor.

                  In connection with the sale and issuance of the Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

         (a) to prepare, execute and file with the Commission, on behalf of the Trust, a registration statement on Form S-3 in relation to the Preferred Securities, including any amendments or supplements thereto, and to take any other action relating to the registration and sale of the Preferred Securities under federal and state securities laws;

         (b) if necessary, to determine the states in which to take appropriate action to qualify or register for sale all or part of the PEPS Units and to do any and all such acts, other than actions that must be taken by the Trust, and advise the Trust of actions it must take; to prepare, execute and file, on behalf of the Trust, any documents it deems necessary or advisable in order to comply with the applicable laws of any such states; and to prepare, execute and file, on behalf of the Trust, any such documents or take any acts determined by it to be necessary in order to qualify or register all or part of the PEPS Units in any state in which it has determined to qualify or register such PEPS Units for sale;

         (c) if necessary, to prepare, execute and file on behalf of the Trust, an application to the New York Stock Exchange or any other national stock exchange or the NASDAQ National Market for listing upon notice of issuance of any Preferred Securities;

         (d) if necessary, to prepare, execute and file with the Commission, on behalf of the Trust, a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12 of the Exchange Act, including any amendments thereto; and

         (e) to negotiate the terms of, and execute and enter into, an Underwriting Agreement providing for the sale of the PEPS Units and a Remarketing Agreement providing for the Remarketing.

         Section 4.2 Indemnification and Expenses of the Trustees.

                  To the fullest extent permitted by law, the Sponsor, in its capacity as Subordinated Deferrable Notes Issuer, agrees to indemnify the Regular Trustees, the Property Trustee and the Delaware Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Regular Trustees, the Property Trustee or the Delaware Trustee, as the case may be, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending any of them against any claim (whether asserted by the Sponsor, a Holder or any other Person) or liability in connection with the exercise or performance of any of their respective powers or duties hereunder. The provisions of this Section 4.2 shall survive the resignation or removal of the Regular Trustees, the Delaware Trustee or the Property Trustee and the termination of this Declaration.

                 ARTICLE 5: THE HOLDERS OF THE COMMON SECURITIES

         Section 5.1 Subordinated Deferrable Notes Issuer's Purchase of the Common Securities.

                  On the Closing Date, the Subordinated Deferrable Notes Issuer shall purchase all of the Common Securities issued by the Trust, in an aggregate liquidation amount equal to at least three percent of the total capital of the Trust, at such time as the Preferred Securities are sold and issued. If any additional Preferred Securities are issued pursuant to the exercise of any Over-allotment Option, then the Subordinated Deferrable Notes Issuer shall purchase, on the date of such issuance, an amount of additional Common Securities such that the aggregate number of Common
Securities held by the Subordinated Deferrable Notes Issuer, upon such purchase, will equal at least three percent of the total capital of the Trust.

                  The aggregate stated liquidation amount of the Common Securities outstanding at any time shall not be less than three percent of the total capital of the Trust.

         Section 5.2 Covenants of the Subordinated Deferrable Notes Issuer.

                  For so long as the Preferred Securities remain outstanding, the Subordinated Deferrable Notes Issuer shall covenant (i) to maintain, directly or indirectly, 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by this Declaration,
(iii) to use its commercially reasonable efforts to ensure that the Trust will not be an Investment Company required to be registered under the Investment Company Act and (iv) not to take any action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

         Section 5.3 Holder of the Common Securities.

                  Each Holder of the Common Securities shall at all times hold the Common Securities in its individual capacity on its own behalf and shall not, in its capacity as a Holder of the Common Securities, be under (or subject to) the control or direction of any Foreign Person (pursuant to a contractual arrangement or other wise) other than by virtue of such Foreign Person's direct or indirect stock owner ship, if any, of the Holder of Common Securities. Notwithstanding anything in this Declaration to the contrary, each Holder of the Common Securities shall at all times be a United States Person and shall be authorized to give any direction hereunder with respect to the Trust as shall be necessary for the Trust not to be considered a foreign trust for United States Federal income tax purposes.

         Section 5.4 Exchanges.

         (a) If at any time the Subordinated Deferrable Notes Issuer or any of its Affiliates (in either case, a "Issuer Affiliated Holder") is the Holder of any Preferred Securities, such Issuer Affiliated Holder shall have the right to deliver to the Property Trustee all or such portion of its Preferred Securities as it elects and receive, in exchange therefor, Subordinated Deferrable Notes in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, such Preferred Securities. Such election (i) shall be exercisable effective on any Distribution payment date by such Issuer
Affiliated Holder delivering to the Property Trustee a written notice of such election specifying the aggregate liquidation amount of the Preferred Securities with respect to which such election is being made and the Distribution payment date on which such exchange shall occur, which Distribution payment date shall be not less than ten Business Days after the date of receipt by the Property Trustee of such election notice and (ii) shall be conditioned upon such Issuer Affiliated Holder having delivered or caused to be delivered to the Property Trustee or its designee the Preferred Securities which are the subject of such election by 10:00 A.M. New York time, on the Distribution payment date on which such exchange is to occur. After the exchange, such Preferred Securities will be canceled and will no longer be deemed to be outstanding and all rights of the Subordinated Deferrable Notes Issuer or its Affiliate(s) with respect to such Preferred Securities will cease.

         (b) In the case of an exchange described in Section 5.4(a), the Trust will, on the date of such exchange, exchange Subordinated Deferrable Notes having a principal amount equal to a proportional amount of the aggregate liquidation amount of the outstanding Common Securities based on the ratio of the aggregate liquidation amount of the Preferred Securities exchanged pursuant to Section 5.4(a) divided by the aggregate liquidation amount of the Preferred Securities outstanding immediately prior to such exchange, for such proportional amount of Common Securities held by the Subordinated Deferrable Notes Issuer (which contemporaneously shall be canceled and no longer be deemed to be outstanding); provided, that the Subordinated Deferrable Notes Issuer delivers or causes to be delivered to the Property Trustee or its designee the required amount of Common Securities to be exchanged by 10:00 A.M., New York City time, on the Distribution payment date on which such exchange is to occur.

                             ARTICLE 6: THE TRUSTEES

         Section 6.1 Number of Trustees.

                  The number of Trustees initially shall be four, and:

         (a) at any time before the issuance of any Securities, the Sponsor may increase or decrease the number of Trustees by written instrument; and

         (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of the Common Securities at a meeting of the Holders of the Common Securities or by written consent without prior notice in lieu of such meeting;

provided that the number of Trustees shall be at least three; and provided further that: (i) the Delaware Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law; (ii) at least a half of the Trustees shall be employees or officers of, or are affiliates of, the Sponsor; (iii) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Property Trustee also may serve as Delaware Trustee if it meets the applicable requirements; (iv) each Trustee shall be a United States Person; and (v) each Trustee, or any delegee of, any Trustee, shall at all times act as Trustee in its individual capacity on its own behalf and will not, at any time, in its capacity as Trustee, be under (or subject to) the control or direction of any Foreign Person (pursuant to a contractual arrangement or otherwise).

         Section 6.2 Delaware Trustee; Eligibility.

                  If required by the Business Trust Act, one Trustee (which may be the Property Trustee) (the "Delaware Trustee") shall be:

         (a) a natural person who is a resident of the State of Delaware; or

         (b) if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, provided that if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee also shall be the Delaware Trustee and
Section 3.11 shall have no application.

         Section 6.3 Property Trustee; Eligibility.

         (a) There shall be at all times one Trustee (which may be the Delaware Trustee) that shall act as Property Trustee that shall:

                  (i) not be an Affiliate of the Sponsor; and

                  (ii) be a corporation that is a United States Person organized and doing business under the law of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person that is a United States Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000) and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purpose of this Section 6.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 6.3(a), the Property Trustee immediately shall resign in the manner and with the effect set forth in Section 6.6(c).

         (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holders of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall comply in all respects with the provisions of Section 310(b) of the Trust Indenture Act.

         (d) The Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         Section 6.4 Qualifications of the Regular Trustees Generally.

                  Each Regular Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

         Section 6.5 Initial Regular Trustees.

                  The initial Regular Trustees shall be Alan M. Wright and Thomas A. McNish, the business address of all of whom is in care of CMS Energy Corporation, Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126.

         Section 6.6 Appointment, Removal and Resignation of the Trustees.

         (a) Subject to Sections 6.6(b) and 7.5(k), the Trustees may be appointed or removed without cause at any time:

                  (i) until the issuance of any Securities, by written instrument executed by the Sponsor; and

                  (ii) after the issuance of any Securities, by a vote of the Holders of a Majority in Liquidation Amount of the Common Securities at a meeting of the Holders of the Common Securities or by written consent without prior notice in lieu of such meeting.

         (b) The Property Trustee shall not be removed in accordance with
Section 6.6(a) or Section 7.5(k) until a successor Trustee possessing the qualifications to act as Property Trustee under Section 6.3(a) (a "Successor Property Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Sponsor. The Delaware Trustee shall not be removed in accordance with Section 6.6(a) or Section 7.5(k) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 6.2 and
6.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor.

         (c) A Trustee appointed to office shall hold office until a successor has been appointed, until death or dissolution or until removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by written instrument executed by such Trustee and delivered to the Sponsor and the other Trustees, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided that:

                  (i) no such resignation of the Property Trustee shall be effective:

                           (A) until a Successor Property Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees, the Sponsor and the resigning Property Trustee; or

                           (B)  until the assets of the Trust have been
                                completely liquidated and the proceeds thereof distributed to the Holders of the Securities; and

                  (ii) no such resignation of the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware

         Trustee and delivered to the Regular Trustees, the Sponsor and the resigning Delaware Trustee.

         (d) The Holders of the Common Securities shall use their best efforts to promptly appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 6.6.

         (e) If no Successor Property Trustee or Successor Delaware Trustee, as the case may be, has been appointed and accepted appointment as provided in this
Section 6.6 within 60 days after delivery of an instrument of resignation or removal, the resigning or removed Property Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee, as applicable. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

         (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

         (g) In case of the appointment hereunder of a Successor Property Trustee or a Successor Delaware Trustee, such Successor Property Trustee or Successor Delaware Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Property Trustee or Delaware Trustee, as the case may be, an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Property Trustee or Delaware Trustee shall become effective and such Successor Property Trustee or Successor Delaware Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Property Trustee or Delaware Trustee; but, on the request of the Sponsor or the Successor Property Trustee or Successor Delaware Trustee, such retiring Property Trustee or Delaware Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such Successor Property Trustee or Successor Delaware Trustee all the rights, powers and trusts of the retiring Property Trustee or Delaware Trustee, as the case may be, and if the Property Trustee is the resigning Trustee, it shall duly assign, transfer and deliver to the Successor Property Trustee all property and money held by such retiring Property Trustee hereunder.

         Section 6.7 Vacancies among Trustees.

                  If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 6.1, or if the number of Trustees is increased pursuant to Section 6.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 6.6.

         Section 6.8 Effect of Vacancies.

                  The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust nor to terminate this Declaration. Whenever a vacancy in the number of Regular Trustees shall occur until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 6.6, the Regular Trustees in office, regardless of the number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration.

         Section 6.9 Meetings.

                  If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided a Quorum is present, or without a meeting and without prior notice by the unanimous written consent of the Regular Trustees. In the event there is only one Regular Trustee, any and all action of such Regular Trustee shall be evidenced by a written consent of such Regular Trustee.

         Section 6.10 Delegation of Power by the Regular Trustees.

         (a) Any Regular Trustee may delegate to any natural person over the age of 21 that is a United States Person, by power of attorney consistent with applicable law, his, her or its power for the purpose of executing any documents contemplated in Section 3.6.

         (b) The Regular Trustees shall have the power to delegate from time to time to such of their number or to officers of the Trust or any other Person the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

         Section 6.11 Merger, Consolidation, Conversion or Succession to
Business.

                  Any entity into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with such Trustee may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such entity otherwise is qualified and eligible under this Article.

                       ARTICLE 7: TERMS OF THE SECURITIES

         Section 7.1 General Provisions Regarding the Securities.

         (a) The Regular Trustees shall issue, on behalf of the Trust, one class of preferred securities representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities") and one class of common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities"). The Trust shall issue no securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities and the aggregate liquidation amount of all Securities issued by the Trust and outstanding at any time shall not exceed $257,731,975.

                  (i) Preferred Securities. The Preferred Securities of the Trust shall have an aggregate stated liquidation amount with respect to the assets of the Trust of two hundred twenty million and 00/100 dollars ($220,000,000)

         (subject to increase to not more than two hundred fifty million and 00/100 dollars ($250,000,000) in the event of the exercise of any Over-allotment Option) and a stated liquidation amount with respect to the assets of the Trust of $25 per Preferred Security. The Preferred Securities are hereby designated for identification purposes only as the Preferred Securities. The Preferred Security Certificates shall be substantially in the form of Exhibit A hereto, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

                  (ii) Common Securities. The Common Securities of the Trust shall have an aggregate liquidation amount with respect to the assets of the Trust of six million eight hundred four thousand one hundred twenty-five and 00/100 dollars ($6,804,125) (subject to increase to not more than seven million seven hundred thirty-one thousand nine hundred seventy-five and 00/100 dollars ($7,731,975) in the event of the exercise of any Over-allot ment Option) and a liquidation amount with respect to the assets of the Trust of $25 per Common Security. The Common Securities are hereby designated for identification purposes only as the Common Securities. The Common Security Certificates shall be substantially in the form of Exhibit B hereto, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

         (b) Except with respect to a Cash Merger Event Redemption, payment of Distributions on, and any payment of the Redemption Price upon a redemption of, the Preferred Securities and the Common Securities, as applicable, shall be made Pro Rata based on the liquidation amount of such Preferred Securities and Common Securities; provided that if on any date on which amounts payable on distribution or redemption, an Indenture Event of Default has occurred and is continuing, then such amounts payable shall not be made on any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities shall be made, until all accumulated and unpaid Distributions, or payments of the Redemption Price, as the case may be, on all of the outstanding Preferred Securities for which Distributions are to be paid or that have been called for redemption, as the case may be, are fully paid. All funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Preferred Securities then due and payable.

         (c) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

         (d) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be validly issued, fully paid and non-assessable beneficial ownership interests in the assets of the Trust.

         (e) Every Person, by virtue of having become a Holder of Securities or a Beneficial Owner of Preferred Securities in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration, the Guarantee, the Indenture, the Purchase Contract Agreement, the Pledge Agreement and the Subordinated Deferrable Notes.

         (f) The Holders of the Securities shall not have any preemptive or similar rights.

         (g) The Certificates shall be signed on behalf of the Trust by a Regular Trustee. Such signature shall be the manual or facsimile signature of any Regular Trustee. If a Regular Trustee of the Trust who has signed any of the Certificates ceases to be a Regular Trustee before such signed Certificates have been delivered by the Trust, such Certificates nevertheless may be delivered as though the Person who signed such Certificates had not ceased to be a Regular Trustee. Any Certificate may be signed on behalf of the Trust by such Persons who, at the actual date of execution of such Certificate, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of this Declaration any such Person was not such a Regular Trustee. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

                  A Preferred Security Certificate shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. Such signature shall be conclusive evidence that such Preferred Security Certificate has been authenticated under this Declaration.

                  Upon a written order of the Trust signed by one Regular Trustee, the Property Trustee shall authenticate the Preferred Security Certificates for original issue. The aggregate number of Preferred Securities outstanding at any time (including the Over-allotment Option) shall not exceed the liquidation amount set forth in Section 7.1(a)(i).

                  The Property Trustee may appoint an authenticating agent acceptable to the Trust, as determined by the Regular Trustees on behalf of the Trust, to authenticate Certificates. An authenticating agent may authenticate Certificates whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee shall include authentication by such agent. An authenticating agent shall have the same rights as the Property Trustee to deal with the Sponsor or an Affiliate of the Sponsor.

         (h) The Preferred Securities Certificates, upon original issuance (including Preferred Securities, if any, issued pursuant to the exercise of any Over-allotment Option), shall be issued as Global Securities in the form of one or more fully registered global Preferred Security Certificates (each a "Global Certificate"), to be delivered to The Depository Trust Company, the initial Depositary, by or on behalf of the Trust. Such Global Certificates initially shall be registered on the books and records of the Trust in the name of "Cede & Co.," the nominee of the initial Depositary. No Beneficial Owner of Preferred Securities shall receive a definitive Preferred Security Certificate representing such Beneficial Owner's interests in such Global Certificates, except as provided in Section 7.12. Unless and until definitive, fully registered Preferred Security Certificates have been issued to the Beneficial Owners of Preferred Securities pursuant to Section 7.12,

                  (i) the provisions of this Section 7.1 shall be in full force and effect;

                  (ii) the Trust and the Trustees shall be entitled to deal with the Depositary for all purposes of this Declaration (including the payment of Distributions on the Global Certificates and receiving approvals, votes or consents thereunder) as the Holder of the Preferred Securities and the sole Holder of the Global Certificates and, except as set forth herein or in Rule 3a- 7 (if the Trust is excluded from the definition of an Investment Company solely by reason of Rule 3a-7) with respect to the Property Trustee, shall have no obligation to the Beneficial Owners of the Preferred Securities;

                  (iii) to the extent that the provisions of this Section 7.1 conflict with any other provisions of this Declaration, the provisions of this Section 7.1 shall control; and

                  (iv) the rights of the Beneficial Owners of the Preferred Securities shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary and/or the Depositary Participants. The Depositary shall make book-entry transfers among Depositary Participants and receive and transmit Distributions on the Global Certificates to such Depositary Participants; provided that solely for the purposes of determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Declaration, so long as definitive Preferred Security

         Certificates have not been issued, the Trustees may rely conclusively on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Depositary setting forth the votes of the Beneficial Owners of the Preferred Securities or assigning the right to vote on any matter to any other Persons either in whole or in part.

                  Whenever a notice or other communication to the Holder of the Preferred Securities is required to be given under this Declaration, unless and until definitive Preferred Security Certificates have been issued pursuant to
Section 7.1(g), the Trustees shall deliver all such notices and communications specified herein to be given to the Holders of the Preferred Securities to the Depositary, and, with respect to any Preferred Security Certificate registered in the name of a Depositary or the nominee of a Depositary, the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Depositary setting forth the votes of the Beneficial Owners of the Preferred Securities or assigning the right to vote on any matter or any other Persons either in whole or in part.

         Section 7.2 Distributions.

         (a) Holders of the Securities shall be entitled to receive
Distributions that shall accumulate and be payable at the rate per annum of   %
of the stated liquidation amount of $25 per Security until August 18, 2003, and at the Reset Rate thereafter. The amount of Distributions payable for any period shall be computed (i) for any full quarterly distribution period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly distribution period, on the basis of a 30-day month and, for any period of less than one month, on the basis of the actual number of days elapsed per 30-day month. Subject to Section 7.1(b), Distributions shall be made on the Securities on a Pro Rata basis. Distributions on the Securities shall accumulate from August 22, 2000, shall be cumulative and shall be payable quarterly, in arrears, on August 18, November 18, February 18 and May 18 of each year, commencing November 18, 2000, when, as and if available for payment, by the Property Trustee, except as otherwise described below. Distributions shall be payable only to the extent that payments are made to the Trust in respect of the Subordinated Deferrable Notes held by the Property Trustee and to the extent that the Trust has funds available for the payment of such Distributions in the Property Account.

         (b) Distributions not paid on the scheduled payment date shall
accumulate and compound quarterly at the rate of   % per annum through and
including August 18, 2003 and at the Reset Rate thereafter ("Compounded Distributions").

"Distributions" shall mean ordinary cumulative distributions together with any Compounded Distributions.

         (c) Except with respect to a Cash Merger Event Redemption, if and to the extent that the Subordinated Deferrable Notes Issuer makes a payment of principal of and any premium or interest on the Subordinated Deferrable Notes held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a Pro Rata distribution of the Payment Amount to Holders, subject to Section 7.1(b). Redemption payments made on the Subordinated Deferrable Notes held by the Property Trustee in connection with a Cash Merger Event Redemption shall only be distributed as set forth in Section
7.3 (c) hereof.

         (d) Distributions on the Securities shall be payable to the Holders thereof as they appear on the register of the Trust as of the close of business on the relevant record dates. If the Preferred Securities are represented by one or more Global Securities, the relevant record dates shall be the close of business on the Business Day preceding such Distribution payment date, unless a different regular record date is established or provided for the corresponding interest payment date on the Subordinated Deferrable Notes. The relevant record dates for the Common Securities shall be the same as for the Preferred Securities. If the Preferred Securities are not represented by one or more Global Securities, the relevant record dates for the Preferred Securities shall be selected by the Regular Trustees and shall be the fifteenth Business Day prior to the relevant Distribution payment dates. At all times, the Distribution payment dates shall correspond to the interest payment dates on the Subordinated Deferrable Notes. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Subordinated Deferrable Notes Issuer having failed to make a payment under the Subordinated Deferrable Notes, shall cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution instead shall be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with this Declaration. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date shall be made on the next day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next calendar year, such payment shall be made on the preceding Business Day, with the same force and effect as if made on such payment date.

         (e) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata among the Holders of the Securities, subject to Section 7.1(b).

         Section 7.3       Redemption of Securities.

         (a) With respect to redemptions other than in connection with a Cash Merger Event Redemption, upon the repayment or redemption, in whole or in part, of the Subordinated Deferrable Notes held by the Trust, whether at the stated maturity of the Subordinated Deferrable Notes or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be simultaneously applied Pro Rata (subject to Section 7.1(b)) to redeem Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Deferrable Notes so repaid or redeemed at the Redemption Price. Holders of the Securities shall be given not less than 30 nor more than 60 days notice of such redemption in accordance with Section 7.4.

         (b) If the Subordinated Deferrable Notes Issuer redeems the Subordinated Deferrable Notes upon the occurrence and continuance of a Tax Event, the proceeds from such redemption shall be applied by the Property Trustee to redeem the Securities in whole (but not in part) at a redemption price per Security equal to the Redemption Amount plus any accumulated and unpaid Distributions thereon to the Tax Event Redemption Date. If, following the occurrence of a Tax Event, the Subordinated Deferrable Notes Issuer exercises its option to redeem the Subordinated Deferrable Notes, the Subordinated Deferrable Notes Issuer shall appoint the Quotation Agent; if a Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the redemption price payable in liquidation of the Securities that are part of PEPS Units will be distributed to The Chase Manhattan Bank, acting as the securities intermediary under the Pledge Agreement, which in turn will apply that amount to purchase the Treasury Portfolio and remit the remaining portion, if any, of such price to The Bank of New York, acting as the purchase contract agent under the Purchase Contract Agreement, for payment to the Holders of the Securities. If a Tax Event Redemption occurs after the Purchase Contract Settlement Date, the Treasury Portfolio shall not be purchased and the Property Trustee shall distribute to the
Holders of the Securities on the Tax Event Redemption Date the Redemption Price payable in liquidation of such Holders' interests in the assets of the Trust.

         (c) In connection with a Cash Merger Event, each Holder of Securities shall have the right to require the Trust to redeem all or any part (equal to $25 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Cash Merger Event Offer") at an offer price in cash equal to the applicable Redemption Price.

                  No later than the day of the Cash Merger Event, the Trust shall mail or cause to be mailed a notice of a pending Cash Merger Event to each Holder (at its last registered address with a copy to the Trustee and the Paying Agent) offering to repurchase the Securities held by such Holder pursuant to the procedures specified in such notice. The Cash Merger Event Offer shall remain open from the time of mailing until at least 5:00 p.m. on the last day of the second week immediately following the last day of the corresponding Early Settlement Week. The notice, which shall govern the terms of the Cash Merger Event Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Cash Merger Event Offer and shall state:

                  (i) that the Cash Merger Event Offer is being made pursuant to this Section 7.3(c) and that all Securities tendered will be accepted for payment;

                  (ii) the applicable Redemption Price and the Cash Merger Redemption Date (as such term is defined below in this Section 7.3(c)), which date shall be no earlier than 20 business days from the date such notice is mailed;

                  (iii) that any Security not tendered will continue to accrue Distributions in accordance with this Declaration;

                  (iv) that, unless the Trust defaults in the payment of the applicable Redemption Price, all Securities accepted for payment pursuant to the Cash Event Merger Offer will cease to accrue interest after the Cash Merger Redemption Date;

                  (v) that Holders electing to have a Security purchased pursuant to any Cash Event Merger Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Trust, a depositary, if appointed by the Trust, or a Paying Agent at the address specified in the notice prior to the 5:00 p.m. on the last day of the second week immediately following the end of the corresponding Early Settlement Week;

                  (vi) that Holders will be entitled to withdraw their election if the Trust, depositary or Paying Agent, as the case may be, receives, not later than 5:00 p.m. on the last day of the second week immediately following the end of the corresponding Early Settlement Week, a facsimile transmission or letter setting forth the name of the Holder, the liquidation amount of the Securities the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in liquidation amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $25 in liquidation amount or an integral multiple thereof; and

                  (viii) the circumstances and relevant facts regarding such Cash Merger Event and any other information that would be material to a decision as to whether to tender a Security pursuant to the Cash Merger Event Offer.

                  On the Cash Merger Redemption Date, the Trust shall, to the extent lawful, (x) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Cash Merger Event Offer, (y) deposit with the Paying Agent an amount equal to the Cash Merger Event Payment in respect of all Securities or portions thereof so tendered and (z) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate liquidation amount of Securities or portions thereof being purchased by the Trust. The Paying Agent shall promptly mail to each Holder of Securities so tendered the Redemption Price for each such Security, and the Property Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in liquidation amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a liquidation amount of $25 or an integral multiple thereof. The Trust shall publicly announce the results of the Cash Merger Event Offer on or as soon as practicable after the applicable Cash Merger Redemption Date.

                  The Trust shall comply with the requirements of Rule 14e-1 and Rule 13e-4 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of Securities as a result of a Cash Merger Event.

                  The aggregate Redemption Price to be paid in connection with this Section 2.5(b) shall be paid prior to 12:00 noon, New York City time, on the Business Day immediately following the last day of the second week immediately following the last day of the corresponding Early Settlement Week (the "Cash Merger Redemption Date") or such earlier time as the Trust determines, provided that the Trust shall have deposited with the Trustee an amount sufficient to pay the aggregate Redemption Price by 10:00 a.m. on the Cash Merger Redemption Date.

         Section 7.4       Redemption Procedures.

         (a) Except with respect to any Cash Merger Event Redemption, notice of any redemption of, or notice of distribution of Subordinated Deferrable Notes in exchange for, the Securities (a "Redemption/Distribution Notice"), which notice shall be irrevocable, shall be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged at least 30 but no more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, shall be the date fixed for redemption of the Subordinated Deferrable Notes. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 7.4(a), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to the Holders of the Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of the Securities at the address of each such Holder appearing in the register of the Trust. All notices of redemption shall state:

                  (i) the date fixed for redemption;

                  (ii) the Redemption Price;

                  (iii) the applicable CUSIP number;

                  (iv) if less than all of the outstanding Securities are to be re deemed, the identification and amount of the particular Trust securities to be redeemed;

                  (v) that on the date fixed for redemption the Redemption Price will become due and payable upon each Security to be redeemed and that Distributions thereon will cease to accrue on and after said date; and

                  (vi) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

         (b) With respect to redemptions other than a Cash Merger Event Redemption, subject to the Trust's fulfillment of the notice requirements set forth in Section 7.4(a), if Securities are to be redeemed, then (provided that the Subordinated Deferrable Notes Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Deferrable Notes) (i) with respect to the Preferred Securities represented by one or more Global Securities, by 12:00 noon, New York City time, on the redemption date, the Property Trustee will deposit irrevocably with the Depositary or its nominee funds sufficient to pay the applicable Redemption Price, and the Property Trustee shall give the Depositary irrevocable instructions and authority to pay the Redemption Price to the Beneficial Owners of the Preferred Securities, and (ii) with respect to Securities not represented by one or more Global Securities, the Property Trustee shall pay the applicable Redemption Price to the Holders of such Securities by check mailed to the address of each Holder appearing on the register of the Trust on the redemption date. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next Business Day (without any interest thereon), except that if such Business Day falls in the next calendar year, such payment shall be made on the preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. Notwithstanding the foregoing, so long as the Holder of any Preferred Securities is the Collateral Agent or the Purchase Contract Agent, the payment of the Redemption Price in respect of the Preferred Securities held by the Collateral Agent or the Purchase Contract Agent shall be made no later than 12:00 noon, New York City time, on the redemption date by check or wire transfer in immediately available funds at such place and to such account as may be designated by the Collateral Agent or the Purchase Contract Agent. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Trust or by the Sponsor as guarantor pursuant to the Guarantee, then Distributions on such Securities shall continue to accumulate at the then applicable rate, from the original redemption date to the actual date of payment, in which case the actual payment date shall be the date fixed for redemption for purposes of calculating the Redemption Price. For these purposes, the applicable Redemption Price shall not include Distributions that are being paid to Holders of Securities who were not Holders of Securities on a relevant record date. If a Redemption/Distribution Notice has been given and funds have been deposited or paid as required, then immediately prior to the close of business on the date of such deposit or payment, Distributions will cease to accumulate on the Securities called for redemption, and all rights of Holders of such Securities so called for redemption shall cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such Securities will cease to be outstanding.

                  Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been called for redemption, except for the unredeemed portion of any Securities being redeemed in part.

         (c) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Subordinated Deferrable Notes Issuer or its Affiliates may purchase, at any time and from time to time, outstanding Preferred Securities by tender, in the open market, by private agreement or other wise.

         Section 7.5       Voting Rights of the Preferred Securities.

         (a) Except as provided under this Section 7.5 and Section 11.1 and as otherwise required by the Business Trust Act, the Trust Indenture Act and other applicable law, the Holders of the Preferred Securities shall have no voting rights.

         (b) Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in Section 7.5(d), the Holders of a Majority in Liquidation Amount of the Preferred Securities, voting separately as a class, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under this Declaration, including the right to direct the Property Trustee, as Holder of the Subordinated Deferrable Notes, to (i) exercise the remedies available to it under the Indenture, (ii) consent to any amendment or modification of the Indenture or the Subordinated Deferrable Notes where such consent is required or
(iii) waive any past default and its consequences that are waivable under the Indenture; provided that if an Indenture Event of Default has occurred and is continuing, then the Holders of 25% of the aggregate stated liquidation amount of the Preferred Securities may direct the Property Trustee to declare the principal of and interest on the Subordinated Deferrable Notes due and payable; provided further that where a consent or action under the Indenture would require the consent or act of the Holders of more than a majority of the aggregate principal amount of Subordinated Deferrable Notes affected thereby, the Property Trustee only may give such consent or take such action at the direction of the Holders of at least the same proportion in aggregate stated liquidation amount of the Preferred Securities; and provided further, however, that (subject to the provisions of Section 3.09) the Property Trustee shall have the right to decline to follow any such direction if the Property Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Property Trustee, in good faith, by its board of directors or trustees, executive committee, or a trust committee of directors or trustees, and/or Responsible Officers, shall determine that the action or proceeding so directed would involve the Property Trustee in personal liability.

         (c) If the Property Trustee fails to enforce its rights under the Subordinated Deferrable Notes after a Holder of Preferred Securities has made a written request, such Holder of Preferred Securities may institute, to the fullest extent permitted by law, a legal proceeding directly against the Subordinated Deferrable Notes Issuer to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other Person. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Subordinated Deferrable Notes Issuer to make any interest, principal or other required payments when due under the Indenture, then a Holder of Preferred Securities may institute a Direct Action against the Subordinated Deferrable Notes Issuer on or after the respective due date specified in the Subordinated Deferrable Notes. In connection with such Direct Action, the Subordinated Deferrable Notes Issuer will be subrogated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Subordinated Deferrable Notes Issuer to such Holders of Preferred Securities in such Direct Action.

         (d) The Property Trustee shall notify all Holders of the Preferred Securities of any notice of any Indenture Event of Default received from the Subordinated Deferrable Notes Issuer with respect to the Subordinated Deferrable Notes. Such notice shall state that such Indenture Event of Default also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clauses (i) and (ii) of Section 7.5(b) above, unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of such action, and that each Holder of Preferred Securities shall be treated as owning an undivided beneficial ownership interest in the Subordinated Deferrable Notes.

         (e) If the consent of the Property Trustee, as the Holder of the Subordinated Deferrable Notes, is required under the Indenture with respect to any amendment or modification of the Indenture, the Property Trustee shall request the direction of the Holders of the Securities with respect to such amendment or modification and shall vote with respect to such amendment or modification as directed by a Majority in Liquidation Amount of the Securities voting together as a single class; provided that where a consent under the Indenture would require the consent of the Holders of more than a majority of the aggregate principal amount of the Subordinated Deferrable Notes, the Property Trustee only may give such consent at the direction of the Holders of at least the same proportion in aggregate stated liquidation amount of the Securities. The Property Trustee shall not take any such action in accordance with the directions of the Holders of the Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes as a result of such action, and that each Holder will be treated as owning an undivided beneficial ownership interest in the Subordinated Deferrable Notes.

         (f) A waiver of an Indenture Event of Default with respect to the Subordinated Deferrable Notes shall constitute a waiver of the corresponding Trust Enforcement Event.

         (g) Any required approval or direction of the Holders of the Preferred Securities may be given at a separate meeting of the Holders of the Preferred Securities convened for such purpose, at a meeting of all of the Holders of the Securities or pursuant to written consent without prior notice. The Regular Trustees shall cause a notice of any meeting at which Holders of the Preferred Securities are entitled to vote to be mailed to each Holder of record of Preferred Securities. Each such notice shall include a statement setting forth:
(i) the date of such meeting; (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote; and (iii) instructions for the delivery of proxies.

         (h) No vote or consent of the Holders of the Preferred Securities shall be required for the Trust to redeem and cancel the Preferred Securities or distribute the Subordinated Deferrable Notes in accordance with this Declaration and the terms of the Securities.

         (i) Notwithstanding that the Holders of the Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Subordinated Deferrable Notes Issuer the Trustees or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Subordinated Deferrable Notes Issuer or any Trustee shall not be entitled to vote or consent and shall be treated, for purposes of such vote or consent, as if such Preferred Securities were not outstanding.

         (j) Except as provided under Section 7.5(k), the Holders of the Preferred Securities shall have no rights to appoint or remove the Trustees, who, subject to Section 6.6, may be appointed, removed or replaced by the Holders of the Common Securities.

         (k) If an Indenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced, subject to Section 6.6(b), at such time by a Majority in Liquidation Amount of the Preferred Securities.

         Section 7.6       Voting Rights of the Common Securities.

         (a) Except as provided under Section 6.1(b), this Section 7.6 and
         Section

 11.1 and as otherwise required by the Business Trust Act, the Trust Indenture Act or other applicable law or provided by this Declaration, the Holders of the Common Securities shall have no voting rights.

         (b) Subject to Section 7.5(k), the Holders of the Common Securities shall be entitled to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees in accordance with Article 6.

         (c) Subject to Section 2.6 and only after all Trust Enforcement Events with respect to the Preferred Securities have been cured, waived, or otherwise eliminated and subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in this paragraph (c), the Holders of the Common Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under this Declaration, including the right to direct the Property Trustee, as Holder of the Subordinated Deferrable Notes, to (i) exercise the remedies available to it under the Indenture, (ii) consent to any amendment or modification of the Indenture or the Subordinated Deferrable Notes where such consent is required or (iii) waive any past default and its consequences that are waivable under the Indenture; provided that where a consent or action under the Indenture would require the consent or act of the Holders of more than a majority of the aggregate principal amount of Subordinated Deferrable Notes affected thereby, only the Holders of at least the same proportion of the aggregate stated liquidation amount of the Common Securities may direct the Property Trustee to give such consent or take such action. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clause 7.6(c)(i) and (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, for United States federal income tax purposes the Trust will not fail to be classified as a grantor trust and each Holder will be treated as owning an undivided beneficial ownership interest in the Subordinated Deferrable Notes.

         (d) If the Property Trustee fails to enforce its rights under the Subordinated Deferrable Notes after the Holders of the Common Securities have made a written request, the Holders of the Common Securities may institute, to the fullest extent permitted by law, a legal proceeding directly against the Subordinated Deferrable Notes Issuer to enforce the Property Trustee's rights under the Subordinated Deferrable Notes without first instituting any legal proceeding against the Property Trustee or any other Person.

         (e) A waiver of an Indenture Event of Default with respect to the Subordinated Deferrable Notes shall constitute a waiver of the corresponding Trust Enforcement Event.

         (f) Any required approval or direction of the Holders of the Common Securities may be given at a separate meeting of the Holders of the Common Securities convened for such purpose, at a meeting of all of the Holders of the Securities or pursuant to written consent without prior notice. The Regular Trustees shall cause a notice of any meeting at which the Holders of the Common Securities are entitled to vote to be mailed to the Holders of the Common Securities. Such notice shall include a statement setting forth: (i) the date of such meeting; (ii) a description of any resolution proposed for adoption at such meeting on which the Holders of the Common Securities are entitled to vote; and
(iii) instructions for the delivery of proxies.

         (g) No vote or consent of the Holders of the Common Securities shall be required for the Trust to redeem and cancel the Common Securities or to distribute Subordinated Deferrable Notes in accordance with this Declaration and the terms of the Securities.

         Section 7.7       Paying Agent.

                  If any Preferred Securities are not represented by one or more Global Securities, the Trust shall maintain in the Borough of Manhattan, New York City, State of New York, an office or agency where the Preferred Securities may be presented for payment ("Paying Agent"). The Regular Trustees shall appoint the paying agent (which shall be a bank or trust company acceptable to the Subordinated Deferrable Notes Issuer) and may appoint one or more additional paying agents in such other locations as they shall determine. The term "Paying Agent" includes any additional paying agent. The Regular Trustees may change any Paying Agent without prior notice to the Holders of the Securities. The Regular Trustees shall notify the Property Trustee of the name and address of any Paying Agent not a party to this Declaration. If the Regular Trustees, on behalf of the Trust, fail to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Subordinated Deferrable Notes Issuer.

         Section 7.8       Listing.

                  The Sponsor shall use its best efforts to cause the PEPS Units to be listed and maintained as listed for quotation on the New York Stock Exchange.

         Section 7.9       Transfer of the Securities.


              (a) (i) The Preferred Securities initially shall be pledged, pursuant to the terms of the Pledge Agreement, as collateral to secure the obligations of the Holders of PEPS Units to purchase common shares of the Company in accordance with the terms of the Purchase Contract Agreement.

                  (ii) The Preferred Securities may be transferred, in whole or in part, only in accordance with the terms and conditions set forth in this Declaration and pursuant to the Pledge Agreement. To the fullest extent permitted by law, any transfer or purported transfer of any Preferred Security not made in accordance with this Declaration shall be null and void.

                  (iii) Subject to this Section 7.9 and Section 7.12, the Preferred Securities shall be freely transferable.

                  (iv) The Trust shall cause to be kept at the Corporate Trust Office a register in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Preferred Securities and of transfers of Preferred Securities. The Property Trustee is hereby appointed "Security Registrar" for the purpose of registering Preferred Securities and transfers of Preferred Securities as herein provided.

                  (v) Upon surrender for registration of transfer of any Preferred Securities at an office or agency of the Trust designated for such purpose, a Regular Trustee shall execute, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities of any authorized denominations and of a like aggregate principal amount.

                  (vi) At the option of the Holder, Securities may be exchanged for other Preferred Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Preferred Securities to be exchanged at such office or agency. Whenever any Preferred Securities are so surrendered for exchange, a Regular Trustee shall execute, and the Property Trustee shall authenticate and deliver, the Preferred Securities that the Holder making the exchange is entitled to receive.

                  (vii) If so required by the Trust or the Property Trustee, every Preferred Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Trust and the Security Registrar, by the Holder thereof or his attorney duly authorized in writing.

                  (viii) No service charge shall be made for any registration of transfer or exchange of Preferred Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Securities.

         (b) The Subordinated Deferrable Notes Issuer may not transfer the Common Securities except in connection with the transactions permitted under
Section 801 of the Indenture; provided, that each Holder of the Common Securities shall at all times be a United States Person. To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in this Section 7.9(b) shall be null and void.

         Section 7.10      Mutilated, Destroyed, Lost or Stolen Certificates.

                  If:

         (a) any mutilated Certificates are surrendered to the Regular Trustees, or if the Regular Trustees receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

         (b) there shall be delivered to the Regular Trustees such security or indemnity as may be required by them to keep each of them and the Property Trustee harmless, then, in the absence of notice that such Certificate has been acquired by a bona fide purchaser, any Regular Trustee shall execute and the Property Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 7.10, the Regular Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section
7.10 shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate is found at any time.

         Section 7.11      Deemed Holders.

                  The Trustees may treat the Person in whose name any Certificate is registered on the register of the Trust as the sole holder of such Certificate and of the Securities represented thereby for purposes of receiving Distributions and for all other purposes whatsoever. Accordingly, the Trustees shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust has actual or other notice thereof.

         Section 7.12      Global Securities.

                  The Preferred Securities initially shall be issued in the form of one or more Global Securities. A Regular Trustee on behalf of the Trust shall execute, and the Property Trustee shall authenticate and deliver, one or more Global Securities that (i) shall represent and be denominated in an amount equal to the aggregate stated liquidation amount of all of the Preferred Securities to be issued in the form of Global Securities and not yet canceled, (ii) shall be registered in the name of the Depositary for the Preferred Securities or the nominee of such Depositary and (iii) shall be delivered by the Property Trustee to such Depositary or pursuant to such Depositary's instructions. Global Securities shall bear a legend substantially to the following effect:

                  "This Preferred Security is a Global Security within the meaning of the Declaration and is registered in the name of The Depository Trust Company, a New York corporation (the "Depositary"), or a nominee of the Depositary. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration, and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be reregistered except in limited circumstances.

                  Unless this certificate is presented by an authorized representative of the Depositary to CMS Energy Trust III or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), and except as otherwise provided in the Amended and Restated Declaration of CMS Energy Trust III dated as of August 22, 2000, as amended from time to time, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON (OTHER THAN PURSUANT TO THE PLEDGE AGREEMENT) IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

                  Preferred Securities not represented by a Global Security issued in exchange for all or a part of a Global Security pursuant to this
Section 7.12 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Property Trustee. Upon execution and authentication, the Property Trustee shall deliver any Preferred Securities not represented by a Global Security to the Persons in whose names such definitive Preferred Securities are so registered.

                  At such time as all interests in Global Securities have been redeemed, repurchased or canceled, such Global Securities shall be canceled, upon receipt thereof, by the Property Trustee in accordance with standing procedures of the Depositary. At any time prior to such cancellation, if any interest in a Global Security is exchanged for Preferred Securities not represented by a Global Security, redeemed, canceled or transferred to a transferee who receives Preferred Securities not represented by a Global Security, or if any Preferred Security not represented by a Global Security is exchanged or transferred for part of a Global Security, then, in accordance with the standing procedures of the Depositary, the liquidation amount of such Global Security shall be reduced or increased, as the case may be, and an endorsement shall be made on such Global Security by the Property Trustee to reflect such reduction or increase.

                  The Trust and the Property Trustee, as the authorized representative of the Holders of the Preferred Securities, may deal with the Depositary for all purposes of this Declaration, including the making of payments due on the Preferred Securities and exercising the rights of Holders of the Preferred Securities hereunder. The rights of any Beneficial Owner shall be limited to those established by law and agreements between such owners and Depository Participants; provided that no such agreement shall give to any Person any rights against the Trust or the Property Trustee without the written consent of the parties so affected. Multiple requests and directions from and votes of the Depositary as the Holder of the Preferred Securities represented by Global Securities with respect to any particular matter shall not be deemed inconsistent to the extent they do not represent an amount of Preferred Securities in excess of those held in the name of the Depositary or its nominee.

                  If at any time the Depositary notifies the Trust that it is unwilling or unable to continue as Depositary for the Preferred Securities or if at any time the Depositary no longer is eligible under this Section 7.12, the Regular Trustees shall appoint a successor Depositary with respect to the Preferred Securities. If a successor Depositary is not appointed by the Trust within 90 days after the Trust receives such notice or becomes aware of such ineligibility, the Trust's election that the Preferred Securities be represented by one or more Global Securities shall no longer be effective, and a Regular Trustee shall execute, and the Property Trustee will authenticate and deliver, Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate stated liquidation amount equal to the aggregate stated liquidation amount of the Global Securities representing the Preferred Securities in exchange for such Global Securities.

                  A Regular Trustee on behalf of the Trust at any time and in its sole discretion may determine that the Preferred Securities issued in the form of one or more Global Securities shall no longer be represented by Global Securities. In such event a Regular Trustee on behalf of the Trust shall execute, and the Property Trustee shall authenticate and deliver, Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate stated liquidation amount equal to the aggregate stated liquidation amount of the Global Securities representing the Preferred Securities, in exchange for such Global Securities.

                  Notwithstanding any other provisions of this Declaration (other than the provisions set forth in Section 7.9), Global Securities may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  Interests of Beneficial Owners may be transferred or exchanged for Preferred Securities not represented by a Global Security, and Preferred Securities not represented by a Global Security may be transferred or exchanged for a Global Security or Securities, in accordance with rules of the Depositary and the provisions of Section 7.9.

         Section 7.13      Remarketing.

         (a) So long as the Preferred Securities, the PEPS Units and the Treasury Securities are evidenced by one or more global certificates held by the Depositary, the Subordinated Deferrable Notes Issuer shall request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date, that the Depositary notify the Holders of the Preferred Securities and the holders of PEPS Units and the Treasury PEPS Units of the Remarketing and of the procedures that must be followed if a Holder of Preferred Securities wishes to make a Cash Settlement.

         (b) Not later than 5:00 P.M., New York City time, on the seventh Business Day preceding August 18, 2003, each Holder of Preferred Securities may elect to have the Preferred Securities held by such Holder remarketed in the

Remarketing. Under Section 5.02 of the Purchase Contract Agreement, holders of PEPS Units that do not give notice of their intention to make a Cash Settlement (that is not a Cash Merger Early Settlement) of the Purchase Contract component of their PEPS Units prior to such time in the manner specified in such Section, or have given such notice but fail to deliver cash prior to 11:00 A.M., New York City time, on or prior to the fifth Business Day preceding August 18, 2003, shall be deemed to have consented to the disposition of the Preferred Securities comprising a component of their PEPS Units in the Remarketing. Holders of the Preferred Securities that are not a component of PEPS Units wishing to elect to have their Preferred Securities remarketed shall give to the Property Trustee notice of their election prior to 11:00 A.M., New York City time on the fifth Business Day prior to August 18, 2003. Any such notice shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Promptly after 11:00 A.M., New York City time, on such fifth Business Day, the Property Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected and cash received), shall notify the Trust, the Sponsor and the Remarketing Agent of the number of Preferred Securities to be tendered for purchase in the Remarketing.

         (c) If any Holder of PEPS Units does not give a notice of its intention to make a Cash Settlement (that is not a Cash Merger Early Settlement) or gives such notice but fails to deliver cash as described in Section 7.13(b), or gives a notice of election to have Preferred Securities that are not a component of PEPS Units remarketed, then the Preferred Securities of such Holder shall be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such Holder to deliver or properly deliver such Preferred Securities to the Remarketing Agent for purchase.

         (d) The right of each Holder to have Preferred Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Preferred Securities and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

         (e) On the Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket, at a price equal to 100.50% of the aggregate stated liquidation amount thereof, the Preferred Securities tendered or deemed tendered for purchase.

         (f) If, as a result of the efforts described in 7.13(e), the Remarketing Agent has determined that it will not be able to remarket all of the Preferred Securities tendered or deemed tendered for purchase at a price of 100.50% of the aggregate stated liquidation amount of such Preferred Securities, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), adjusted up or down, sufficient to cause the then current aggregate market value of the Preferred Securities to be equal to 100.50% of the aggregate stated liquidation amount of such Preferred Securities, that the Remarketing Agent determines, in its sole reasonable judgment, to be the lowest rate per annum that will enable it to remarket all of the Preferred Securities tendered or deemed tendered for Remarketing.

         (g) If none of the Holders of the Preferred Securities or the holders of the PEPS Units elect to have Preferred Securities remarketed in the Remarketing, the Reset Rate shall be the rate determined by the Remarketing Agent, in its sole reasonable discretion, as the rate that would have been established had a Remarketing been held on the Remarketing Date.

         (h) If, by 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Preferred Securities tendered or deemed tendered for purchase, a failed Remarketing ("Failed Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Depositary, the Property Trustee, the Trust and the Sponsor. In the event of a Failed Remarketing, the Reset Rate shall equal the Two-Year Benchmark Treasury Rate plus the Applicable Margin.

         (i) By approximately 4:30 P.M., New York City time, on the Remarketing Date provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone (i) the Depositary, the Property Trustee, the Trust and the Sponsor of the Reset Rate determined in the Remarketing and the number of Preferred Securities sold in the Remarketing, (ii) each purchaser (or the Depositary Participant thereof) purchasing Preferred Securities sold in the Remarketing of the Reset Rate and the number of Preferred Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Preferred Securities purchased through the facilities of the Depositary.

         (j) In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date, the transactions described above with respect to each Preferred Security tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Preferred Securities delivered by book-entry as necessary to effect purchases and sales of such Preferred Securities. The Depositary shall make payment in accordance with its normal procedures.

         (k) If any Holder of the Preferred Securities selling Preferred Securities in the Remarketing fails to deliver such Preferred Securities, the Depositary Participant of such selling Holder and of any other Person that was to have purchased Preferred Securities in the Remarketing may deliver to any such other Person a number of Preferred Securities that is less than the number of Preferred Securities that otherwise was to be purchased by such Person. In such event, the number of Preferred Securities to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser number of Preferred Securities shall constitute good delivery.

         (l) The Remarketing Agent is not obligated to purchase any Preferred Securities that otherwise would remain unsold in the Remarketing. None of the Trust, any Trustee, the Sponsor or the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Preferred Securities for Remarketing.

         (m) Under the Remarketing Agreement, the Sponsor, in its capacity as Subordinated Deferrable Notes Issuer, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, and the Trust shall not have any liabilities for such costs and expenses; provided, however, that for the performance of its services, the Remarketing Agent will retain from the proceeds of the Remarketing an amount equal to 0.50% of the aggregate stated liquidation amount of all remarketed Preferred Securities.

         (n) The tender and settlement procedures set in this Section 7.13, including provisions for payment by purchasers of the Preferred Securities in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Preferred Securities at the time of the Remarketing, to facilitate the tendering and remarketing of the Preferred Securities in certificated form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

               ARTICLE 8: DISSOLUTION AND TERMINATION OF THE TRUST

         Section 8.1       Dissolution and Termination of the Trust.

         (a)      The Trust shall dissolve upon the earliest of:

                  (i) the bankruptcy of the Subordinated Deferrable Notes
         Issuer;

                  (ii) the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the revocation of the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

                  (iii) the entry of a decree of judicial dissolution of the Sponsor or the Trust;

                  (iv) the time when all of the Securities shall have been called for redemption and the amounts then due shall have been paid to the Holders of the Securities;

                  (v) the direction by the Property Trustee, following the occurrence and continuation of a Tax Event pursuant to which the Trust is to be dissolved and all of the Subordinated Deferrable Notes distributed to the Holders of the Securities in exchange for all of the Securities;

                  (vi) at the Sponsor's sole discretion, by notice and direction to the Property Trustee to distribute the Subordinated Deferrable Notes to the Holders of the Securities in exchange for all of the Securities; provided that the Sponsor will be required to obtain an opinion of counsel that the distribution of the Subordinated Deferrable Notes will not be taxable to the holders of the Preferred Securities for United States federal income tax purposes; or

                  (vii) the time when all of the Regular Trustees and the Sponsor have consented to dissolution of the Trust, provided such action is taken before the issuance of any Securities.

         (b) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a) and upon completion of the winding up and liquidation of the Trust, the Regular Trustees shall terminate the Trust by executing and filing a certificate of cancellation with the Secretary of State of the State of Delaware.

         (c) The provisions of Section 4.2 and Article 9 shall survive the termination of the Trust.

         Section 8.2 Liquidation Distribution Upon Dissolution of the Trust.

         (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Trust (each a "Liquidation") based on the occurrence of an event specified in Section 8.1(a) (other than clauses (iv) or (v)), the Holders of the Securities on the date of the Liquidation shall be entitled to receive on a Pro Rata basis, after satisfaction of the Trust's liabilities to creditors, Subordinated Deferrable Notes in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, such Securities in exchange for such Securities; provided if the Liquidation occurs prior to the Purchase Contract Settlement Date, the Subordinated Deferrable Notes receivable by the Holders shall be transferred to the Collateral Agent.

         (b) Notice of Liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the date of the Liquidation to each Holder of Securities at such Holder's address appearing in the Securities register. All notices of Liquidation shall:

                  (i) state the date of the Liquidation;

                  (ii) state that from and after the date of the Liquidation, the Securities will no longer be deemed to be outstanding and any Certificates not surrendered for exchange will be deemed to represent the Subordinated Deferrable Notes in a principal amount equal to the stated liquidation amount of the Securities, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distribution on the Securities; and

                  (iii) provide such information with respect to the mechanics by which Holders may exchange Certificates for Subordinated Deferrable Notes, or if Section 8.2(d) applies receive a distribution, as the Property Trustee shall deem appropriate.

         (c) Except where Section 8.1(a)(iv) or (v) or Section 8.2(d) applies, in order to affect the liquidation of the Trust and distribution of the Notes to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the date of the Liquidation) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Subordinated Deferrable Notes in exchange for the outstanding Certificates.

         (d) In the event that, notwithstanding the other provisions of this
Section 8.2, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Subordinated Deferrable Notes in the manner provided herein is determined by the Property Trustee not to be practical, the property of the Trust shall be liquidated, and the Trust shall be wound-up and terminated, by the Property Trustee in such manner as the Property Trustee reason ably determines. In such event, on the date of the winding-up and termination of the Trust, the Holders of the Securities on the date of the Liquidation shall be entitled to receive, out of the assets of the Trust available for distribution to the Holders of the Securities after satisfaction of the Trust's liabilities to creditors, if any, cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"); provided if the Liquidation occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable to the Collateral Agent, in liquidation of the Holders' interests in the Preferred Securities, will be distributed to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the Holders of the Securities and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the Holders. If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay the aggregate Liquidation Distribution in full, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis. The Holders of the Common Securities shall be entitled to receive the Liquidation Distribution Pro Rata with the Holders of the Preferred Securities, except that if an Indenture Event of Default has occurred and is continuing, then the Preferred Securities shall have a preference over the Common Securities with regard to the Liquidation Distribution.

         (e) After the date fixed for any distribution of Subordinated Deferrable Notes upon dissolution of the Trust, (i) the Securities no longer shall be deemed to be outstanding and (ii) the Certificates shall be deemed to represent the Subordinated Deferrable Notes in a principal amount equal to the stated liquidation amount of the Securities, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Securities, until such Certificates are presented to the Regular Trustees or agent for transfer or reissuance.

                ARTICLE 9: LIMITATION OF LIABILITY OF HOLDERS OF
                 THE SECURITIES, THE DELAWARE TRUSTEE AND OTHERS

         Section 9.1       Liability.

         (a) Except as expressly set forth in this Declaration and the Guarantee, the Sponsor and the Trustees:

                  (i) shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities that will be made solely from assets of the Trust; and

                  (ii) shall not be required to pay to the Trust or to any Holder of the Securities any deficit, upon dissolution of the Trust or otherwise.

         (b) Pursuant to Section 3803(a) of the Business Trust Act, the Holder of the Common Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that the Holders of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent such debts and obligations are not satisfied out of the Trust's assets.

         (c) Pursuant to Section 3803(a) of the Business Trust Act, the Holder of the Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         Section 9.2       Exculpation.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or to any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

         (b) Each Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters such Indemnified Person reasonably believes to be within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Holders of the Securities might properly be paid.

         Section 9.3       Fiduciary Duty.

         (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

         (b) Unless otherwise expressly provided herein:

                  (i) whenever a conflict of interest exists or arises between a Covered Person and an Indemnified Person; or

                  (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

         (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

             (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

             (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

         Section 9.4       Indemnification.

         (a) To the fullest extent permitted by applicable law, the Sponsor, in its capacity as Subordinated Deferrable Notes Issuer, shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

         (b) The provisions of this Section 9.4 shall survive the termination of this Declaration or the resignation or removal of any Trustee.

         (c) The Sponsor or the Trust may purchase and maintain insurance on behalf of any Person who is or was an Indemnified Person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Sponsor would have the power to indemnify him or her against such liability under the provisions of this Section 9.4.

         (d) For purposes of this Section 9.4, references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section
9.4 with respect to the resulting or surviving entity as he or she would have had with respect to such constituent entity if its separate existence had continued.

         (e) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.4 shall continue, unless otherwise provided when authorized or ratified, as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

         Section 9.5       Outside Businesses.

                  Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee (subject to Section 6.3(c)) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the activities of the Trust, and the Trust and the Holders of the Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Each Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall not be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                             ARTICLE 10: ACCOUNTING

         Section 10.1      Fiscal Year.

                  The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

         Section 10.2      Certain Accounting Matters.

         (a) At all times during the existence of the Trust, the Regular Trustees shall keep, or shall cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Regular Trustees.

         (b) The Regular Trustees shall cause to be prepared and delivered to each Holder of Securities, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss.

         (c) The Regular Trustees shall cause to be duly prepared and delivered to each Holder of Securities an annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

         (d) The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority an annual United States federal income tax return, on Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed on behalf of the Trust with any state or local taxing authority.

         Section 10.3      Banking.

                  The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided that all payments of funds in respect of the Subordinated Deferrable Notes held by the Property Trustee shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided that the Property Trustee shall designate the signatories for the Property Account.

         Section 10.4      Withholding.

                  The Trust and the Regular Trustees shall comply with all withholding requirements under United States federal, state and local law. The Regular Trustees shall request, and the Holders of the Securities shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder of Securities and any representations and forms as shall reasonably be requested by the Regular Trustees to assist them in determining the extent of, and in fulfilling, the Trust's withholding obligations. The Regular Trustees shall file required form with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder of Securities, shall remit amounts withheld with respect to such Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder of Securities, the amount withheld shall be deemed to be a distribution in the amount of the withholding to such

Holder. In the event of any claimed over withholding, a Holder shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

                       ARTICLE 11: AMENDMENTS AND MEETINGS

         Section 11.1      Amendments.

         (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may be amended only by a written instrument approved and executed by the Sponsor and (i) the Regular Trustees (or, if there are more than two Regular Trustees, a majority of the Regular Trustees) and (ii) the Property Trustee (if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee) and
(iii) by the Delaware Trustee (if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee).

         (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

             (i) unless, in the case of any proposed amendment, the Property Trustee first has received an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

             (ii) unless, in the case of any proposed amendment that affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee first has received:


                  (A) an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                  (B) an opinion of counsel (which may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                  (iii) to the extent the result of such amendment would be to

                           (A) cause the Trust to be classified other than as a grantor trust for United States federal income tax purposes;

                           (B) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

                           (C) cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act.

         (c) At such time after the Trust has issued any Securities that remain outstanding, (i) any amendment that would (A) adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to this Declaration or otherwise or (B) result in the dissolution, winding-up or termination of the Trust other than pursuant to the terms of this Declaration shall not be effective except with the approval of the Holders of at least a 66 2/3% in Liquidation Amount of the Securities; provided that if any amendment or proposal referred to in clause (A) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the approval of a 66 2/3% in Liquidation Amount of the class of Securities affected thereby; and (ii) any amendment that would (X) change the amount or timing of any distribution of the Securities or otherwise adversely affect the amount of any distribution require to be made in respect of the Securities as of a specified date or (Y) restrict the right of a Holder of Securities to institute suit for the enforcement of such payment on or after such date shall not be effective except with the approval of each Holder of Securities affected thereby.

         (d) This Section 11.1 shall not be amended without the consent of all of the Holders of the Securities.

         (e) Article 4 shall not be amended without the consent of the Holders of the Common Securities.

         (f) The rights of the Holders of the Common Securities under Articles to increase or decrease the number of, and appoint and remove, Trustees shall not be amended without the consent of the Holders of the Common Securities.

         (g) Notwithstanding Section 11.1(c), this Declaration may be amended without the consent of the Holders of the Securities, provided that such amendment does not have a material adverse effect on the rights, preferences or privileges of the

Holders of the Securities:

                  (i) to cure any ambiguity;

                  (ii) to correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

                  (iii) to add to the covenants, restrictions or obligations of the Sponsor;

                  (iv) to conform to any change in Rule 3a-5 or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority;

                  (v) to modify, eliminate and add to any provision of this Declaration to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Securities are out standing or to ensure that the Trust will not be required to register as an Investment Company under the Investment Company Act; provided that such modification, elimination or addition would not adversely affect in any material respect the rights, privileges or preferences of any Holder of Securities; or

                  (vi) to facilitate the tendering, remarketing and settlement of the Preferred Securities as contemplated by Section 7.13(n).

         Section 11.2 Meetings of the Holders of the Securities; Action by Written Consent.

         (a) Meetings of the Holders of any class of Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in Liquidation Amount of such class of Securities. Such direction shall be given by delivering to the Regular Trustees a writing stating that the signing Holders of the Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. The Holder or Holders of the Securities calling a meeting shall specify in writing the Certificates held by such

Holder or Holders, and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

         (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of the Holders of the Securities:

             (i) Notice of any such meeting shall be given to all the Holders of the Securities having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of the Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of the Securities. Any action that may be taken at a meeting of the Holders of the Securities may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the Holders of the Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of the Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of the Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Holders of the Securities for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees.

             (ii) Each Holder of the Securities may authorize any Person to act for it by proxy on any or all matters in which such Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing such proxy. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation.

             (iii) Each meeting of the Holders of the Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate.

             (iv) Unless the Business Trust Act, this Declaration, the Trust Indenture Act or the listing rules of any stock exchange on which the

         Preferred Securities are then listed for trading otherwise provides, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of the Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of the Securities, waiver of any such notice, action by consent without a meeting without prior notice, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                   ARTICLE 12: REPRESENTATIONS OF THE PROPERTY
                        TRUSTEE AND THE DELAWARE TRUSTEE

         Section 12.1   Representations and Warranties of the Property Trustee.

              The initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of such Successor Property Trustee's acceptance of its appointment as Property Trustee, that:

         (a) the Property Trustee is a corporation or national banking association duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

         (b)  the Property Trustee satisfies the requirements set forth in
Section 6.3(a);

         (c) the execution, delivery and performance by the Property Trustee of this Declaration have been duly authorized by all necessary corporate action on the part of the Property Trustee; this Declaration has been duly executed and delivered by the Property Trustee, and it constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

         (d) the execution, delivery and performance of this Declaration by the Property Trustee do not conflict with, nor constitute a breach of, the articles of association or incorporation, as the case may be, or the by-laws (or other similar organizational documents) of the Property Trustee; and

         (e) no consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution delivery or performance by the Property Trustee of this Declaration.

         Section 12.2   Representations and Warranties of the Delaware Trustee.

              The initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of such Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee, that:

         (a)  the Delaware Trustee satisfies the requirements set forth in
Section 6.2 and has the power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration and, if it is not a natural person, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

         (b) the Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Declaration; and this Declaration constitutes a legal, valid and binding obligation of the Delaware Trustee under Delaware law, enforceable against it in accordance with its terms subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and

         (c) no consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of this Declaration.

                            ARTICLE 13: MISCELLANEOUS

         Section 13.1   Notices.

              All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) if given to the Trust, in care of the Regular Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Property Trustee, the Delaware Trustee and the Holders of the Securities):

              CMS Energy Trust III
              c/o CMS Energy Corporation
              Fairlane Plaza South, Suite 1100
              330 Town Center Drive
              Dearborn, Michigan  48126
              Attention:  Corporate Secretary
              Telephone No:  (313) 436-9200
              Fax No:  (313) 436-9258

         (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Regular Trustees, the Property Trustee and the Holders of the Securities):

              The Bank of New York (Delaware)
              c/o The Bank of New York
              101 Barclay Street, 21 West
              New York, New York 10286
              Attention:  Corporate Trust Trustee Administration
              Telephone No:  (212) 815-3703
              Fax No:  (212) 815-5915

         (c) if given to the Property Trustee, at its Corporate Trust Office to the attention of Corporate Trust Trustee Administration (telephone no. (212) 815-3703 and fax no. (212) 815-5915) (or such other address as the Property Trustee may give notice of to the Regular Trustees, the Delaware Trustee and the Holders of the Securities);

         (d) if given to the Holders of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holders of the Common Securities may give notice of to the Property Trustee, the Delaware Trustee and the Trust):

              CMS Energy Trust III
              c/o CMS Energy Corporation
              Fairlane Plaza South, Suite 1100
              330 Town Center Drive
              Dearborn, Michigan  48126
              Attention:  Corporate Secretary
              Telephone No:  (313) 436-9200
              Fax No:  (313) 436-9258

         (e) if given to any Holder of Preferred Securities, at such Holder's address as set forth in the register of the Trust.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 13.2    Governing Law.

              This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

         Section 13.3   Intention of the Parties.

              It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted in a manner consistent with such classification.

         Section 13.4   Headings.

              The headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

         Section 13.5   Successors and Assigns.

              Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

         Section 13.6   Partial Enforceability.


              If any provision of this Declaration or the application of such provision to any Person or circumstance is held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         Section 13.7   Counterparts.

              This Declaration may contain more than one counterpart of the signature page, and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All such counter part signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

              IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                    CMS ENERGY CORPORATION,
                                    as Sponsor, Subordinated Deferrable Notes
                                    Issuer and Common Securities Holder


                                    By:
                                       -----------------------------------------
                                       Alan M. Wright, Senior Vice President
                                       and Chief Financial Officer

                                    THE BANK OF NEW YORK,
                                    as Property Trustee


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    THE BANK OF NEW YORK (DELAWARE),
                                    as Delaware Trustee


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    Alan M. Wright, as Regular Trustee


                                    Thomas A McNish, as Regular Trustee

                                    EXHIBIT A

         This Preferred Security is a Global Security within the meaning of the Amended and Restated Declaration of CMS Energy Trust III hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the "Depositary"), or a nominee of the Depositary. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration, and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered, except in limited circumstances.

         Unless this Preferred Security Certificate is presented by an authorized representative of the Depositary to the issuer or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as registered by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), and except as otherwise provided in the Amended and Restated Declaration of CMS Energy Trust III dated August 22, 2000, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.]

Certificate No.                     Number of Preferred Securities:
                 ----------                                         ------------
CUSIP No.                           Aggregate Liquidation Amount:  $
           ----------------                                          -----------

                   Certificate Evidencing Preferred Securities
                                       of
                              CMS Energy Trust III

                              Preferred Securities
                 (liquidation amount $25 per Preferred Security)

         CMS Energy Trust III, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Preferred Securities (liquidation amount $25.00 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the register of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below). The designation rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respect be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of August 22, 2000 (as the same may be amended from time to time (the "Declaration"), among CMS Energy Corporation, as Sponsor, Alan M. Wright and Thomas A. McNish as Regular Trustees, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the holders from time to time, of undivided beneficial interests in the assets of the Trust. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of August 22, 2000, as the same may be amended from time to time, of CMS Energy Corporation, in respect of the Preferred Securities. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the terms of the Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Subordinated Deferrable Notes as indebtedness of the Sponsor and the Preferred Securities as evidence of undivided indirect beneficial ownership interests in the Subordinated Deferrable Notes.

         IN WITNESS WHEREOF, the Trust has executed this certificate
this         day of         , 2000.

                                                     CMS ENERGY TRUST III



                                                     By: Alan M. Wright
                                                         Regular Trustee

         This is one of the Securities referred to in the within-mentioned Declaration.


                                                     THE BANK OF NEW YORK, as
                                                     Property Trustee



                                                     By:
                                                     Title:

                       OPTION OF HOLDER TO ELECT PURCHASE

         This form is to be used to make an election in the event of a Cash Merger Event Offer, as set forth in Section 7.3(c) of the Declaration. If you want to have only part of the Security purchased by the Company pursuant to
Section 7.3(c) of the Declaration, state the amount you elect to have purchased:

$
  ----------------------

Date:
     -------------------


                        Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears
                                        on the face of this Security)

Signature Guarantee

                                    EXHIBIT B

           THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN
                       THE DECLARATION (AS DEFINED BELOW)


Certificate No.                     Number of Common Securities:
               ------                                           ---------
                                    Aggregate Liquidation Amount: $
                                                                   ------

                    Certificate Evidencing Common Securities
                                       of
                              CMS Energy Trust III

                                Common Securities
                  (liquidation amount $25 per Common Security)

         CMS Energy Trust III, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that CMS Energy
Corporation (the "Holder") is the registered owner of                common
securities of the Trust representing an undivided beneficial interest in the assets of the Trust designated the Common Securities (liquidation amount $25.00 per Common Security) (the "Common Securities"). Except as provided in the Declaration (as defined below), the Common Securities are not transferable, and any attempted transfer thereof shall be void. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of August 22, 2000 (as the same may be amended from time to time, the "Declaration"), among CMS Energy Corporation, as Sponsor, Alan M. Wright and Thomas A. McNish as Regular Trustees, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust. The Sponsor will provide a copy of the Declaration and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the terms of the Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Subordinated Deferrable Notes as indebtedness of the Sponsor and the Common Securities as evidence of an undivided indirect beneficial ownership interest in the Subordinated Deferrable Notes.

         IN WITNESS WHEREOF, the Trust has executed this certificate
this         day of           , 2000.


                                              CMS ENERGY TRUST III



                                              By:
                                                  Regular Trustee